UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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NightHawk Radiology Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

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NIGHTHAWK RADIOLOGY HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 30, 2010

To the Stockholders of NightHawk Radiology Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the 2010 annual meeting of stockholders for NightHawk Radiology Holdings, Inc., a Delaware corporation (the “Company”), will be held on Friday, April 30, 2010 at 9:00 a.m., local time, at 4800 N. Scottsdale Road, Scottsdale, Arizona 85251, for the following purposes:

1)	Elect two (2) Class I directors to the Board of Directors, each to serve a term of three (3) years;

2)	Ratify the appointment of Deloitte & Touche LLP, as NightHawk’s independent registered public accounting firm for the current fiscal year ending December 31, 2010; and

3)	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 3, 2010, as the record date for determination of stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

This year, in accordance with new U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this new rule will make the proxy distribution process more efficient, less costly and help in conserving natural resources.

Your vote is very important. We look forward to seeing you at the meeting.

Sincerely,

David M. Engert
President & Chief Executive Officer

Scottsdale, Arizona

YOUR VOTE IS IMPORTANT!

Whether You Own One Share Or Many, Your Prompt Cooperation In Voting Your

Proxy Is Greatly Appreciated.

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

The Board of Directors (the “Board”) of NightHawk Radiology Holdings, Inc. is soliciting proxies for our 2010 Annual Meeting of Stockholders (the “Annual Meeting”). This proxy statement (the “Proxy Statement”) contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully. All references in this Proxy Statement to “we,” “us,” “our,” “NightHawk” or the “Company” shall mean NightHawk Radiology Holdings, Inc.

The Notice of Internet Availability, with instructions on how to access our Proxy Statement, Annual Report and Proxy Card are being distributed on or about March 19, 2010.

Date:	Friday, April 30, 2010

Time:	9:00 a.m., Local Time

Place:	4800 N. Scottsdale Road, Scottsdale, Arizona 85251

Purpose:

1.      Elect two (2) Class I directors to the Board of Directors, each to serve a term of three (3) years;

2.      Ratify the appointment of Deloitte & Touche LLP, as NightHawk’s independent registered public accounting firm for the current fiscal year ending December 31, 2010; and

3.      Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

What is the record date for the Annual Meeting?	Our Board has set March 3, 2010 as the record date for the Annual Meeting.

How many shares of NightHawk’s common stock were outstanding on the record date?	On March 3, 2010 approximately 23,576,167 shares of our common stock were outstanding.

Who is entitled to vote and how many votes do I have?	All stockholders who owned shares of our common stock on March 3, 2010 are entitled to vote at the Annual Meeting. Every stockholder is entitled to one (1) vote for each share of common stock held.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?	This year, in accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will receive a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

How do I vote?

You may cast your vote by:

•   attending and voting in person at the annual meeting;

•   accessing the Internet website specified in the Notice of Internet Availability and following the instructions provided on the website (or if printed copies of the proxy materials were requested, as specified in the printed proxy card);

•   calling the telephone number specified in the Notice of Internet Availability and voting by following the instructions provided on the phone line (or if copies of the proxy materials were requested, as specified in the printed proxy card); or

•   requesting a printed proxy card and completing, signing, dating and promptly mailing the proxy card in the envelope provided.

Can I change my vote?

You can revoke your proxy before the time of voting at the Annual Meeting in several ways:

•   by mailing a revised proxy dated later than the prior proxy;

•   by voting again at the Internet website;

•   by voting again using the telephone;

•   by voting in person at the Annual Meeting; or

•   by notifying our corporate secretary in writing that you are revoking your proxy. Your revocation must be received before the Annual Meeting to be effective.

What constitutes a “quorum” for the Annual Meeting?	At least a majority of the shares of our common stock outstanding as of the record date must be present at the Annual Meeting in person or by proxy in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares are counted as present at the Annual Meeting if you are either (i) present and vote in person at the Annual Meeting or (ii) have properly submitted a proxy via mail, Internet or telephone. Abstentions, broker non-votes and votes withheld from director nominees are considered as shares present at the Annual Meeting for the purposes of determining a quorum. A broker non-vote occurs when a broker or other nominee who holds shares for the owner of the shares does not vote on a particular proposal because the nominee does not have discretionary voting authority for that proposal and has not received voting instructions from the owner of the shares.

What is the voting requirement to approve each of the proposals?	For Proposal I, the election of directors, the two (2) individuals receiving the highest number of “FOR” votes will be elected. To pass, Proposal II, the ratification of the appointment of the independent registered public accounting firm, requires the affirmative “FOR” vote of at least a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote.

How are votes counted?

For Proposal I, you may vote “FOR” all of the nominees or you may elect to have your vote “WITHHELD FOR ALL” with respect to the nominees. Votes that are withheld will be excluded entirely and will have no effect in the election of directors. Similarly, if you hold your shares in a brokerage account in your broker’s name (this is called “street name”) and you do not vote or instruct the broker how to vote the shares, your shares will not be counted in the election of directors. See “What if I don’t cast my vote?” below.

For Proposal II you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting on Proposal II, it has the same effect as a vote against the proposal. If you hold your shares in a “street name” and you do not vote or instruct the broker how to vote the shares, or your broker does not have discretionary authority to vote on Proposal II, your shares will not be counted in the tally of the number of shares cast on Proposal II and therefore may have the effect of reducing the number of shares needed to approve the proposal.

Finally, if you just sign and return your Proxy Card with no further instructions, your shares will be counted as a vote “FOR” each director nominee and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2010.

What if I don’t cast my vote?

If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of Directors (Item 1 of this Proxy Statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of Directors, your bank or broker was allowed to vote those shares on your behalf in the election of Directors as they felt appropriate.

Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of Directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of Directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2 of this Proxy Statement). If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Who is soliciting my vote and who pays for the solicitation of proxies?	This Proxy Statement is furnished in connection with the solicitation of your vote by our Board. We pay the costs of soliciting proxies from stockholders. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the voting materials to the beneficial owners. Directors, officers and regular employees may solicit proxies on our behalf personally, by telephone or by facsimile, without additional compensation.

How does the Board recommend voting on the proposals?	Our Board recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2010.

When are the stockholder proposals for the 2011 Annual Meeting of Stockholders due?	We anticipate holding our 2011 Annual Meeting of Stockholders on or about April 30, 2011. Stockholder proposals for our 2011 Annual Meeting of Stockholders, whether intended for inclusion in the Proxy Statement for such meeting or for presentation directly at such meeting, must be received at our principal executive offices by the close of business on November 20, 2010. In addition, notice of any stockholder proposals must be given in accordance with our bylaws and all other applicable requirements, including the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). If a stockholder fails to give notice of a stockholder proposal as required by our bylaws or other applicable requirements, then the proposal will not be included in the Proxy Statement for the 2011 Annual Meeting of Stockholders and the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2011 Annual Meeting of Stockholders.

How may I obtain a set of proxy materials or Annual Report for 2009?	If you share an address with another stockholder, each stockholder may not receive a copy of the Notice of Internet Availability with instructions for accessing a copy of our Annual report and proxy materials. Stockholders who want to receive a copy of our Annual report and proxy materials should follow the instructions provided in the Notice of Internet Availability or contact us by calling our Investor Relations department at 1-866-400-4295 or writing to: NightHawk Radiology Holdings, Inc., 4900 N. Scottsdale Road, Scottsdale, Arizona 85251, Attention: Investor Relations.

Where are NightHawk’s principal executive offices?	Our principal executive offices are located at 4900 N. Scottsdale Road, Scottsdale, Arizona 85251. Our telephone number is (866) 400-4295.

PROPOSAL I

ELECTION OF DIRECTORS

General

As of the date of this proxy statement, our Board of Directors is composed of five (5) directors. Our Board is divided into three classes, with the term of office of one class expiring each year. We currently have five directors with two directors in Class I and Class III and one director in Class II. The term of office of our Class I directors, Charles R. Bland and David M. Engert, will expire at the 2010 Annual Meeting. The term of office of our Class II director, Peter Y. Chung, will expire at the 2011 Annual Meeting of Stockholders. The term of office of our Class III directors, Jeff Terrill and David J. Brophy, Ph.D. will expire at the 2012 Annual Meeting of Stockholders. At the 2010 Annual Meeting, stockholders will elect two Class I directors, each for a term of three years.

Nominees for Class I Directors

The following sets forth information concerning the nominees for election as directors at the 2010 Annual Meeting, including information as to each nominee’s age and business experience as of the record date.

Name of Nominee	Age	Principal Occupation During Past Five Years
David M. Engert	59

David M. Engert has served as our President and Chief Executive Officer since November 2008 and as a member of the board of directors of the Company since April 30, 2008. Mr. Engert also sits on the Board of Directors of Healthation, Inc., a healthcare information technology company. Mr. Engert was the founder and owner of ES3, a strategic consulting and investment company since 2007. From 2002 to 2006, Mr. Engert served as the president, chief executive officer and director of Quality Care Solutions, Inc. (“QCSI”), one of the nation’s leading providers of advanced healthcare payer enterprise application solutions, which was acquired by Trizetto, Inc. in January 2007. Prior to 2002, Mr. Engert held a number of senior level management positions in the healthcare industry over the previous 10 years, including senior vice president & general manager at McKesson Corporation’s Managed Care Division. Mr. Engert received his B.S., in Engineering from Louisiana State University.

As our Chief Executive Officer, Mr. Engert brings a wealth of experience in the areas of healthcare and information technology management to our Board of Directors. His business acumen and drive for operational excellence, evidenced during his tenure at QCSI and at McKesson, have made Mr. Engert a valuable contributor to our Board of Directors.

Name of Nominee	Age	Principal Occupation During Past Five Years
Charles R. Bland (1)(2)	61

Charles R. Bland has served as a director and as the Chairman of our Audit Committee since April 2007. During a portion of 2009, Mr. Bland served as the Chief Financial Officer of American Gaming Systems. From July 2005 to November 2007, Mr. Bland served as the Chief Financial Officer of Sirenza Microdevices, Inc. From May 2003 until July 2005, Mr. Bland served as the Chief Operating Officer of Sirenza Microdevices, Inc. Prior to joining Sirenza, Mr. Bland served as the President and Chief Executive Officer of Vari-L Company, Inc. from May 2001 until May 2003. From June 2000 until he joined Vari-L, he served as the President of Growzone, Inc., a software company focused on the horticultural industry, and from June 1999 until June 2000, he was the President of AmericasDoctors.com, an Internet health care content site. From 1998 to 1999, Mr. Bland was the Chief Operating Officer at Quark Incorporated, provider of shrink wrap and client server software for the publishing industry. For the previous 24 years, Mr. Bland worked in positions of increasing responsibility with Owens Corning Fiberglass, a high performance glass composites and building materials company, with his final assignment being President, Africa/Latin American Operations. Mr. Bland received his B.S., Accounting and Finance, degree from Ohio State University and his M.B.A. from the Sloan School, Massachusetts Institute of Technology. The Board has determined that Mr. Bland is an audit committee financial expert.

Mr. Bland is an experienced financial leader with the skills necessary to lead our Audit Committee. His service as Chief Financial Officer of Sirenza Microdevices, Inc. as well as his executive experience at his previous companies make him a valuable asset, both on our Board of Directors and as the Chairman of our Audit Committee. Mr. Bland’s positions have provided him with a wealth of knowledge in dealing with financial and accounting matters. In addition, as a Chief Financial Officer of a public company, Mr. Bland gained valuable experience dealing with accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process. The depth and breadth of his exposure to complex financial issues makes him a skilled advisor.

(1)	Chairman of Audit Committee
(2)	Member of Compensation Committee

Your Board Recommends That Stockholders

Vote FOR Both Nominees Listed Above.

BOARD OF DIRECTORS

The business of NightHawk is managed under the direction of a Board of Directors, which is divided into three classes, with each class as nearly equal in number of directors as possible. The Board of Directors has responsibility for establishing broad corporate policies and for the overall performance of NightHawk Radiology Holdings, Inc. It is not, however, involved in operating details on a day-to-day basis.

The Board of Directors has determined that it shall be composed of five directors. Mr. Engert and Mr. Bland are Class I directors whose terms expire at the 2010 Annual Meeting. Mr. Chung is a Class II director whose term expires at the annual stockholders meeting in 2011. Dr. Brophy and Mr. Terrill are Class III directors whose term expires at the annual stockholders meeting in 2012. Commencing with the Annual Meeting, each newly elected director shall serve for a term ending at the third annual stockholders meeting following the election of such director. Proxies may not be voted for a greater number of persons than the number of nominees named.

Continuing Directors—Not Standing for Election This Year

The following individual is a Class II director:

Name	Age	Position/Principal Occupation During Past Five Years
Peter Y. Chung (1)(2)	42

Peter Y. Chung has served as a director since 2004. Mr. Chung is a managing director and member of various entities affiliated with Summit Partners, a private equity and venture capital firm, which he joined in August 1994. Mr. Chung also serves as a director of Sea Bright Insurance Holdings, Inc., a provider of multi-jurisdictional workers’ compensation insurance, and a number of privately-held companies. Mr. Chung received an A.B. from Harvard University and an M.B.A from Stanford University.

Mr. Chung is an experienced investor in market-leading growth companies. He contributes broad-based knowledge and experience in business strategy, capital markets and the healthcare and technology industries. Mr. Chung provides valuable insight to our Board on all matters facing the company, from operational to strategic.

(1)	Chairman of the Nominating & Governance Committee
(2)	Member of the Compensation Committee

The following individuals are Class III directors:

Name	Age	Position/Principal Occupation During Past Five Years
David J. Brophy, Ph.D. (1)(2)(4)	73

David J. Brophy, Ph.D. has served as a director since 2004. Dr. Brophy is the Director of the Office for the Study of Private Equity and an Associate Professor of Finance at the University of Michigan, Ross School of Business, where he has been employed since 1966. Dr. Brophy also serves as a director of Munder Funds, an investment management firm. Dr. Brophy received a B.A. and a B.Comm. from St. Francis Xavier University, an M.B.A. from the University of Detroit and a Ph.D. from the Ohio State University.

With his experience as a professor at a leading business school, Dr. Brophy brings to our Board a unique perspective. His extensive knowledge and research into how companies develop and thrive in evolving markets gives him an insight into a number of issues facing NightHawk.

Jeff Terrill (2)(4)	47

Mr. Terrill has served as a director since June 2009. Mr. Terrill is an experienced healthcare executive, having served in several executive and senior leadership positions in the healthcare industry. From 2005 to the present, Mr. Terrill has served as CIGNA Healthcare’s Regional Vice President, Western Region. From 2000 to 2005, Mr. Terrill served as the President and General Manager of CIGNA Healthcare of Arizona. Prior to joining CIGNA, from 1996 to 2000, Mr. Terrill served as President and Chief Executive Officer of Scottsdale Healthcare’s PHO, an affiliation of more than 500 primary care and multi-specialty physicians and hospitals. Mr. Terrill received a bachelor of science degree in business from the University of Colorado.

With his years of experience in the healthcare industry, both at CIGNA and at Scottsdale Healthcare, Mr. Terrill brings to the Board of Directors demonstrated knowledge and experience throughout all segments of the healthcare marketplace. These experiences give Mr. Terrill critical insights into the market in which we operate and the strategic opportunities and challenges that we face.

(1)	Chairman of the Compensation Committee
(2)	Member of Nominating & Governance Committee
(3)	Member of the Compensation Committee
(4)	Member of Audit Committee

There are no family relationships among any of our directors or executive officers.

Overview of Board Selection Process and Qualifications; Corporate Governance Guidelines

Overall Philosophy of Board Composition

Our Board of Directors, acting through our Nominating & Governance Committee, is responsible for assembling for shareholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a board. The Nominating & Governance Committee regularly reviews the composition of our Board of Directors in light of the company’s changing requirements, its assessment of the board’s performance, and the inputs of shareholders and other key constituencies.

The Nominating & Governance Committee looks for certain characteristics common to all board members, including integrity, strong professional reputation and record of achievement, constructive and collegial personal attributes, and the ability and commitment to devote sufficient time and energy to board service.

In addition, the Nominating & Governance Committee seeks to include on the board a complementary mix of individuals with diverse backgrounds and skills reflecting the broad set of challenges that the board confronts. These individual qualities can include experience as a health care provider or experience in the health care services industry, health care regulatory experience, finance and capital markets experience and software and technology experience.

Director Qualifications

Based upon the overarching goals of creating a well-balanced and experienced Board of Directors, our Nominating & Governance Committee will evaluate and recommend candidates for membership on the Board with qualifications that are consistent with the objectives described above. Although our Nominating & Governance Committee has not formally established any specific, minimum qualifications that must be met by each candidate for the Board or specific qualities or skills that are necessary for one or more of the members of the Board to possess, when considering a potential non-incumbent candidate, the Nominating & Governance Committee will factor into its determination that candidate’s professional experience, educational background, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our stockholders. In addition, the Nominating & Governance Committee will consider whether the person is a current or former CEO or CFO of a public company or the head of a division of a large international organization.

Identification and Evaluation of Nominees for Directors

Our Nominating & Governance Committee uses a variety of methods for identifying and evaluating nominees for director and regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective committees of the Board and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating & Governance Committee through stockholders, management, current members of the Board or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.

Diversity in Identifying Nominees to the Board of Directors

As described above, our Nominating & Governance Committee has not formally established any specific criteria against which each of our directors is measured. Instead, our Nominating & Governance Committee and Board of Directors attempt to collect a group of individuals that, together, can operate effectively as a board. As part of its evaluation of a candidate or the identification of potential candidates, the Nominating & Governance Committee considers diversity as one of the relevant factors. In its evaluation of the diversity a potential candidate might bring to the Board include the candidate’s diversity in viewpoint, professional experience, education and skill, as well as race, gender and/or national origin. All are considered important factors in identifying and evaluating candidates.

Board Leadership Structure

From the beginning of 2009 through June 2009, our Board of Directors was led by our Chairman and founder, Dr. Paul Berger. Dr. Berger had served as our President and Chief Executive Officer since our inception in 2001 through November 2008, at which time he stepped down as an officer and remained as our Chairman. In June 2009, Dr. Berger stepped down from the Board of Directors citing differences of opinion with the new management. After Dr. Berger’s resignation, the Board concluded that no Chairman would be appointed at that time. However, since June 2009, Mr. Bland has been performing many of the functions that a chairman would typically perform. The Board has concluded that, in light of the present circumstances, this arrangement best suits our current needs due to Mr. Bland’s independence, his familiarity with our Board and committee processes given his membership with the Board since 2007, and his proven leadership and expertise in governance matters.

Although we believe our current board leadership structure is most appropriate for our current situation, our Board anticipates appointing a chairman in the coming months. Although our Board of Directors has not identified the individual who might be appointed as Chairman, we believe it will be a director who is “independent” under the rules of the SEC and the Nasdaq Global Market.

Our Board’s Role in Risk Oversight

Our Board of Directors oversees a company-wide approach to risk management that supports the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting our business strategy plays a key role in the Board’s assessment of what constitutes an appropriate level of risk for the company.

While our Board has the ultimate responsibility for risk management and oversight, various committees of the Board also support the Board in its fulfillment of this responsibility. In particular, as more fully discussed below, the Audit Committee focuses on our overall financial risk by evaluating of our internal controls and disclosure policies as well as ensuring the integrity of our financial statements and periodic reports. Similarly, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. And, finally, the Nominating & Governance Committee oversees the Company’s legal and regulatory compliance efforts and ensures that our governance policies and procedures are appropriate in light of the risks we face.

Corporate Governance Guidelines

We have had formal corporate governance guidelines in place since May 2005. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the Nasdaq Global Market’s corporate governance listing standards regarding corporate governance policies and processes, and we believe that we are in compliance with the rules and listing standards. You can access our committee charters for our Audit Committee, Compensation Committee and Nominating & Governance Committee free of charge on our website at www.nighthawkrad.net or by writing to us at NightHawk Radiology Holdings, Inc., 4900 N. Scottsdale Road, Scottsdale, Arizona 85251, Attention: Investor Relations. We encourage, but do not require, our Board members to attend the annual meeting of stockholders. All of our directors serving on the Board as of our 2009 annual meeting of stockholders attended that meeting. We have adopted the following standards for director independence in compliance with the Nasdaq Global Market corporate governance listing standards:

•

No director qualifies as “independent” if such person has a relationship which, in the opinion of the Board, would interfere with exercise of independent judgment in carrying out the responsibilities of a director;

•

A director who is an officer or employee of us or our subsidiaries, or one whose immediate family member is an executive officer of us or our subsidiaries is not “independent” until three years after the end of such employment relationship;

•

A director who accepts, or whose immediate family member accepts, more than $120,000 in compensation from us or any of our subsidiaries during any period of 12 consecutive months within the three years preceding the determination of independence, other than certain permitted payments such as compensation for Board or Board committee service, payments arising solely from investments in our securities, compensation paid to a family member who is a non-executive employee of us or a subsidiary of ours, or benefits under a tax-qualified retirement plan, is not “independent” until three years after he or she ceases to accept more than $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence;

•

A director who is, or who has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, is not “independent” until three years after falling below such threshold;

•

A director who is employed, or one whose immediate family member is employed, as an executive officer of another company where any of our or any of our subsidiaries’ present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or employment relationship; and

•

A director who is, or who has a family member who is, a current partner of our independent registered public accounting firm, Deloitte & Touche LLP, or was a partner or employee of Deloitte & Touche LLP who worked on our audit is not “independent” until three years after the end of such affiliation or employment relationship.

The Board has determined that Dr. Brophy and Messrs. Chung, Bland and Terrill, representing a majority of our board, are “independent directors” as defined under the rules of the Nasdaq.

Board Meetings and Committees

Our Board held a total of eight (8) meetings and acted by written consent three (3) times during the calendar year ended December 31, 2009. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and meetings of committees on which he served during fiscal 2009. During such period, the Board had a standing Audit Committee, Compensation Committee and Nominating & Governance Committee meeting. The Company’s Audit Committee Charter, Compensation Committee Charter and Nominating & Governance Committee Charter, each as adopted by the Board of Directors, are posted on our website at http://www.nighthawkrad.net under the caption “Investor Relations.”

Audit Committee

Our Audit Committee currently consists of three directors: Mr. Bland, who serves as the Audit Committee’s Chairman and our “audit committee financial expert” and Dr. Brophy and Mr. Terrill. During 2009, Mr. Bland and Dr. Brophy, served on the Audit Committee for the entire year. In addition, from the beginning of 2009 until June 2009, Mr. Chung also served on our Audit Committee. And, from June 2009 through the remainder of 2009 and through until the present, Mr. Terrill has served on the Audit Committee. Each member of our Audit Committee was a non-employee, independent member of our Board during his service on the Audit Committee. As referenced above, Mr. Bland served as the chairman of our Audit Committee throughout 2009 and was determined by our Board to (i) qualify as our “audit committee financial expert” as defined in the SEC rules and (ii) satisfy the financial sophistication requirements of the Nasdaq. Also, in connection with the appointment of each member of the Audit Committee, our Board determined that each member met the requirements for independence and financial literacy under the rules and regulations of the Nasdaq and SEC rules and regulations. The Audit Committee is responsible for, among other things:

•	selecting and hiring our independent auditors and approving the audit and non-audit services to be performed by our independent auditors;

•	evaluating the qualifications, performance and independence of our independent auditors;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	acting as our qualified legal compliance committee; and

•	preparing the audit committee report that the SEC requires in our annual proxy statement.

A more detailed description of the Audit Committee’s functions can be found in our Audit Committee Charter. The Audit Committee met six (6) times during the fiscal year ended December 31, 2009.

Compensation Committee

Dr. Brophy, Mr. Chung, and Mr. Bland, each of whom is a non-employee member of our Board, comprise our Compensation Committee. Dr. Brophy is the chairman of our Compensation Committee. Our Board has determined that each member of our Compensation Committee meets the requirements for independence under the rules of the Nasdaq. The Compensation Committee is responsible for, among other things:

•

reviewing and approving our chief executive officer and other executive officers’ annual base salaries, annual incentive bonuses, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change in control agreements/provisions, and any other benefits, compensation or arrangements;

•	evaluating and recommending to the Board incentive compensation plans; and

•	making recommendations to the Board with respect to outside director compensation.

A more detailed description of the Compensation Committee’s functions can be found in our Compensation Committee Charter. The Compensation Committee met eight (8) times and acted by written consent two (2) times during the fiscal year ended December 31, 2009. The Compensation Committee generally seeks input from the other outside directors who are not members of the committee. Although most deliberations and decisions regarding executive compensation are made without the presence of the executive management team, the Compensation Committee encourages a thoughtful and thorough conversation between our Board and management regarding the amount and composition of executive compensation and welcomes input from each member of the executive management team.

Nominating & Governance Committee

Mr. Chung, Dr. Brophy and Mr. Terrill each of whom is a non-employee member of our Board, comprise our Nominating & Governance Committee. Mr. Chung is the chairman of our Nominating & Governance Committee. Our Board has determined that each member of our Nominating & Governance Committee meets current SEC and Nasdaq requirements for independence. The Nominating & Governance Committee is responsible for, among other things:

•	assisting our board of directors in identifying prospective director nominees and recommending to the board director nominees for each annual meeting of stockholders;

•	developing and recommending to our board of directors governance principles applicable to us;

•	overseeing the evaluation of our board of directors; and

•	recommending to our board of directors members for each board committee.

A more detailed description of the Nominating & Governance Committee’s functions can be found in our Nominating & Governance Committee Charter. The Nominating & Governance Committee met five (5) times during the fiscal year ended December 31, 2009.

Consideration of Director Nominees

Stockholder Recommendations and Nominees

The policy of our Nominating & Governance Committee is to consider properly submitted recommendations for candidates to the Board from stockholders. In evaluating such recommendations, the Nominating & Governance Committee seeks to achieve a balance of experience, knowledge, integrity, and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below. Any stockholder recommendations for consideration by the Nominating & Governance Committee should include the candidate’s name, biographical information required by the SEC, information regarding any relationships between the candidate and NightHawk within the last three years, a statement of recommendation of the candidate from the stockholder, a description of the shares of NightHawk beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the board and a written indication to provide such other information as the Nominating & Governance Committee may reasonably request. Stockholder recommendations to the board of directors should be sent to Paul E. Cartee, Corporate Secretary, NightHawk Radiology Holdings, Inc., 4900 N. Scottsdale Road, 6th Floor, Scottsdale, Arizona 85251.

In addition, our bylaws permit stockholders to nominate directors for consideration at an annual meeting. For a description of the process for nominating directors in accordance with our bylaws, see “Information Concerning Solicitation and Voting—When are the stockholder proposals for the 2011 Annual Meeting of Stockholders due?”

Stockholders’ Communications Process

Any of our stockholders who wish to communicate with the Board, a committee of the Board, the non-management directors as a group or any individual member of the Board, may send correspondence to Paul E. Cartee, Corporate Secretary, NightHawk Radiology Holdings, Inc., 4900 N. Scottsdale Road, 6th Floor, Scottsdale, Arizona 85251. The Corporate Secretary will compile and submit on a periodic basis all stockholder correspondence to the entire Board or, if designated in the communication, to a committee of the Board, the non-management directors as a group or an individual Board member. The independent directors of the Board review and approve the stockholders’ communications process periodically to ensure effective communication with stockholders.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Director Compensation

In July 2009, the disinterested members of our Board amended our compensation program for our outside directors. Pursuant to this program, each non-employee director will receive the following equity and cash compensation for board services, as applicable:

Equity Compensation:

•

Initial Equity Grant. Upon joining the board of directors, each outside director will receive an initial stock option or restricted stock unit grant (as shall be determined by the board of directors) (the “Initial Grant”) with a fair value at the time of grant equal to approximately $125,000 (with the number of underlying shares and/or the exercise price to be determined in accordance with the company’s equity grant policies). For option grants, one-third (1/3) of the shares subject to the Initial Grant will vest on the one-year anniversary of vesting start date, with 1/36 of the total shares subject to the Initial Grant vesting monthly over the next two years, such that the Initial Grant will be fully vested three (3) years following the vesting start date, subject to the outside director continuing his or her service on such dates. For restricted stock unit grants, one-third (1/3) of the shares subject to the Initial Grant will vest on each of the first three anniversaries of the vesting start date, such that the Initial Grant will be fully vested three (3) years following the vesting start date, subject to the outside director continuing his or her service on such dates.

•

Annual Equity Grant. At each annual meeting after the first year of service on the board of directors, each outside director will receive an additional option or restricted stock unit grant (as shall be determined by the board of directors) with a fair value at the time of grant anticipated to be approximately $125,000 (with the number of shares and the exercise price to be determined in accordance with the company’s equity grant policies) (the “Annual Grant”). The vesting time period for Annual Grants will be the same as those for Initial Grants.

Cash Compensation:

•	Quarterly Cash Compensation. Each outside director will receive $4,000 per quarter for service as a director.

•

Meeting Attendance. Each outside director will receive $1,000 for each board meeting attended in person ($500 for meetings attended by telephone) and $1,000 for each committee meeting attended in person ($500 for meetings attended by telephone).

•

Compensation for Committee Chairs. In addition to the amounts described above, the chairman of the Audit Committee will receive $5,000 per quarter; the chairman of the Compensation Committee will receive $1,000 per quarter; and the chairman of the Nominating & Governance Committee will receive $1,000 per quarter.

In the event of certain change of control transactions, including our merger with or into another corporation or the sale of substantially all of our assets, the vesting of all shares subject to the equity grants described above will accelerate fully.

Code of Ethics

On November 28, 2005, the Company adopted a Code of Business Conduct and Ethics for all directors, officers and employees. A copy of the code of ethics is available on our website at http://www.nighthawkrad.net under the caption “Investor Relations.”

We intend to post on our website any amendment to, or waiver from, a provision of our codes of ethics within four business days following the date of such amendment or waiver.

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2009:

Name	Fees Earned or Paid in Cash	Stock Awards (1)(4)	Option Awards (2)(4)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Peter Y. Chung	$40,500	$125,000	—	—	—	—	$165,500
David J. Brophy	$42,500	$125,000	—	—	—	—	$167,500
Charles R. Bland	$58,000	$125,000	—	—	—	—	$183,000
Jeffrey S. Terrill	$16,659	$125,000	—	—	—	—	$141,659
Paul E. Berger, M.D. (3)	$11,533	$125,000	—	—	—	—	$136,533

(1)	The value of the stock awards presented in this table equals the grant date fair value based upon the Company’s stock price at the grant date.
(2)	There were no options granted to directors in 2009.
(3)	Dr. Paul Berger served on the board of directors until June 8, 2009.
(4)	The following option and stock awards were outstanding as of December 31, 2009:

Name	Year of Grant	Shares Subject to Outstanding Option Award	Exercise Price		All Other Stock Awards: Number of Shares of Stock or Units
Peter Y. Chung	2004 2007 2008	36,000 21,603 40,199	$ $ $	1.56 17.70 7.64	— — —
	2009	—		—	34,722
David J. Brophy	2004 2007 2008	36,000 21,603 40,199	$ $ $	1.56 17.70 7.64	— — —
	2009	—		—	34,722
Charles R. Bland	2007 2008	28,739 40,199	$ $	17.74 7.64	— —
	2009	—		—	34,722
Jeffrey S. Terrill	2009	—		—	25,510

PROPOSAL II

RATIFICATION OF APPOINTMENT

OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed, subject to ratification by our stockholders, Deloitte & Touche LLP, as independent registered public accounting firm, to audit our books, records and accounts for the current fiscal year ending December 31, 2010. Deloitte & Touche LLP has audited our financial statements beginning with the year ended December 31, 2003.

A representative of Deloitte & Touche LLP is scheduled to be present at our 2010 Annual Meeting of Stockholders and will be available to make a statement or answer any questions.

Fees Paid to Deloitte & Touche LLP

The following table sets forth the costs incurred by the Company for services provided by Deloitte & Touche LLP, the Company’s independent registered public accounting firm, for the years ended December 31, 2009 and December 31, 2008.

	Year Ended December 31,
Fee Category	2009	2008
Audit Fees	$521,674	$674,250
Audit-Related Fees	—	—
Tax Fees	290,826	375,207
All Other Fees	2,000	2,000
Total Fees	$814,500	$1,051,457

Audit Fees

Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, review of the interim consolidated financial statements included in our quarterly reports and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements and includes accounting services in connection with securities offerings.

Tax Fees

Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, divestitures and international tax planning.

All Other Fees

Consists of fees for user access to Deloitte & Touche LLP’s accounting research tool.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one of its members. Such members(s) must report any such pre-approval to the Audit Committee at the next scheduled meeting.

Your Board Recommends That Stockholders

Vote FOR The Ratification Of Appointment Of Deloitte & Touche LLP As The Company’s Independent

Registered Public Accounting Firm (Independent Auditors).

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth the beneficial ownership of our common stock as of February 24, 2010 by:

•	each person who we know beneficially owns more than five percent of our common stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

This table lists applicable percentage ownership based on 23,576,167 shares of common stock outstanding as of February 24, 2010. Options to purchase shares of our common stock that are exercisable within 60 days of February 24, 2010 and shares subject to restricted stock unit awards that will vest within 60 days of February 24, 2010 are deemed to be beneficially owned by the persons holding these options or restricted stock unit awards for the purpose of computing the number of shares owned by, and percentage ownership of, that person, but are not treated as outstanding for the purpose of computing any other person’s number of shares owned or ownership percentage.

Unless otherwise indicated, the address for each stockholder listed on this table is c/o NightHawk Radiology Holdings, Inc., 4900 N. Scottsdale Road, 6th Floor, Scottsdale, Arizona 85251.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
Quaker Capital Management Corp (1) 601 Technology Drive, Ste. 310 Canonsburg, PA 15317	1,861,863	7.9%

Transamerica Investment Management, LLC (2) 11111 Santa Monica Blvd., Ste. 820 Los Angeles, CA 90025	1,382,062	5.9%

Paradigm Capital Management, Inc. (3) 9 Elk Street Albany, NY 12207	1,248,400	5.3%

Directors and Executive Officers:
David M. Engert (4)	326,716	1.4%
Timothy E. Murnane (5)	235,826	1.0%
David M. Sankaran (6)	110,200	*
Timothy V. Myers, M.D. (7)	3,500	*
Paul E. Cartee (8)	12,667	*
David J. Brophy (9)	86,849	*
Peter Y. Chung (10)	82,684	*
Charles R. Bland (11)	58,421	*
Jeffrey S. Terrill	0	*
All executive officers and directors as a group (nine persons)	916,863	3.9%

*	Less than one percent.
(1)	Based solely on a Schedule 13G filed by Quaker Capital Management Corp with the Securities and Exchange Commission on February 16, 2010.

(2)	Based solely on a Schedule 13G filed by Transamerica Investment Management, LLC. with the Securities and Exchange Commission on February 12, 2010.
(3)	Based solely on a Schedule 13G filed by Paradigm Capital Management, Inc. with the Securities and Exchange Commission on February 12, 2010.
(4)	Includes 20,000 shares held by Mr. Engert and options exercisable for 306,716 shares of common stock within 60 days of February 24, 2010.
(5)	Includes 6,075 shares held by Mr. Murnane and options exercisable for 217,351 shares of common stock as of February 23, 2010 and 12,400 shares subject to restricted stock unit grant that were vested as of February 23, 2010 due to the termination of Mr. Murnane on February 23, 2010.
(6)	Includes 5,062 shares held by Mr. Sankaran and options exercisable for 105,138 shares of common stock within 60 days of February 24, 2010.
(7)	Includes 3,500 shares held by Dr. Myers.
(8)	Includes 2,001 shares held directly by Mr. Cartee. Includes options exercisable for 7,779 shares of common stock within 60 days of February 24, 2010 and 2,887 shares subject to a restricted stock unit grant that will vest within 60 days of February 24, 2010.
(9)	Includes 4,165 shares held by Dr. Brophy and options exercisable for 82,684 shares of common stock within 60 days of February 24, 2010.
(10)	Includes options exercisable for 82,684 shares of common stock within 60 days of February 24, 2010.
(11)	Includes 4,000 shares held by Mr. Bland and options exercisable for 54,421 shares of common stock within 60 days of February 24, 2010.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information about our equity compensation plans as of December 31, 2009:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	771,549	$3.47	—
Equity compensation plans not approved by security holders (1)	3,360,014	6.17	884,210

Total	4,131,563	$5.51	884,210

(1)	The 2004 Stock Plan permits only grants of non-statutory stock options and therefore did not require stockholder approval. We did obtain the requisite consent from certain stockholders for the adoption of the 2004 Stock Plan pursuant to a contractual obligation.
(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock unit awards, which have no exercise price.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers as of December 31, 2009:

Name	Age	Position/Principal Occupation During Past Five Years
Executive Officers:
David M. Engert	59	David M. Engert has served as our President and Chief Executive Officer since November 2008 and as a member of the board of directors of the Company since April 30, 2008. Mr. Engert also sits on the Board of Directors of Healthation, Inc., a healthcare information technology company. Mr. Engert was the founder and owner of ES3, a strategic consulting and investment company since 2007. Prior to 2007, from 2002 to 2006, Mr. Engert served as the president, chief executive officer and director of Quality Care Solutions, Inc., one of the nation’s leading providers of advanced healthcare payer enterprise application solutions, which was acquired by Trizetto, Inc. in January 2007. Prior to 2002, Mr. Engert held a number of senior level management positions in the healthcare industry over the previous 10 years, including senior vice president & general manager at McKesson Corporation’s Managed Care Division. Mr. Engert received his B.S., in Engineering from Louisiana State University.

Timothy E. Murnane	60	Timothy E. Murnane served as our Executive Vice President and Chief Operating Officer from March 2008 through February 2010. Prior to joining us, since 1995, Mr. Murnane served as owner and operator of Bantry Holdings, Inc., a company formed by Mr. Murnane to invest in and advise private growth companies on a broad range of operational matters. From 1992 through 1995, Mr. Murnane served as the President and Chief Operating Officer of The Medstat Group, a public health information company, where he was responsible for all aspects of Medstat’s operations. Prior to 1992, Mr. Murnane served in several different managerial roles, including President and Managing Officer, of Bank One Financial Card Services. Mr. Murnane received a B.A. from Williams College, an M.A.T. from Harvard University and an M.B.A. from the Amos Tuck School of Business at Dartmouth College.

David M. Sankaran	43	David M. Sankaran has served as our Senior Vice President and Chief Financial Officer since May 2008. Prior to joining us, Mr. Sankaran served as Senior Vice President and Chief Financial Officer of Accelrys, Inc., a leading provider of scientific solutions software, from 2005 to 2006. From 2004 to 2005, Mr. Sankaran served as Vice President and Corporate Controller for Ocular Sciences, Inc., a contact lens manufacturer. From November 2002 to March 2004, Mr. Sankaran worked as a financial consultant to software companies. From 1999 to 2002 Mr. Sankaran was Vice President of Investor Relations and, previously, Vice President of Finance, Global Operations, for PeopleSoft, Inc., an enterprise software company. Mr. Sankaran earned a Bachelors of Science degree in Business from the University of Southern California and a Masters in Business Administration from St. Mary’s College.

Name	Age	Position/Principal Occupation During Past Five Years
Timothy V. Myers, M.D.	53	Timothy V. Myers, M.D. has served as our Senior Vice President and Chief Medical Officer since April 2009. Prior to joining us, since 2001, Dr. Myers served as a practicing radiologist with St. Paul Radiology, P.A., one of the largest radiology groups in the country. During his time with St. Paul Radiology, Dr. Myers served as the head of St. Paul Radiology’s teleradiology division. Additionally, Dr. Myers served in a number of management and governance capacities, including serving as a member of the St. Paul Radiology Board of Directors, the Practice Operations Committee and the Business and Finance Committee. Prior to joining St. Paul Radiology, Dr. Myers served as a practicing radiologist in a number of settings including service in the United States Air Force and as a member of the radiology faculty at the University of Minnesota. Dr. Myers received a bachelor’s degree in nuclear medicine from Seattle University and attended medical school at the University of Missouri-Kansas City. Dr. Myers completed his radiology residency training at the Truman Medical Center in Kansas City, Missouri.

Paul E. Cartee	37	Mr. Cartee has served as our General Counsel and Corporate Secretary since 2005 and was appointed Senior Vice President in February of 2009. Prior to joining us, from 2001 to 2005, Mr. Cartee was an attorney at the law firm of Wilson Sonsini Goodrich & Rosati in Seattle, Washington, where he practiced corporate and securities law. Mr. Cartee also served as an officer in the United States Navy during which time he was an instructor of physics and mechanical engineering at the Naval Nuclear Power School. Mr. Cartee received a B.S. in Physics from Murray State University and a J.D. from Duke University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Philosophy

Our Compensation Committee is responsible for reviewing and approving all elements of executive compensation. The Compensation Committee is also responsible for overseeing our general compensation philosophy and policies, specific compensation plans for our executive officers, as well as making recommendations regarding director compensation.

Our philosophy of executive officer compensation includes the following principles:

•	executive compensation should be designed to attract, retain and develop talented and experienced executives to the Company;

•	executive compensation should be related to the Company’s performance and it should be directly linked to near-term and long-term operating results; and

•	executive compensation should align the interests of executive management with the interests of our stockholders.

Compensation Objectives

In accordance with this philosophy, our executive compensation program is designed to: (i) provide competitive levels of total compensation to attract and retain qualified key executives critical to our growth and long-term success, (ii) combine base salary, short-term cash and/or equity-based awards and long-term equity-based awards to align the interests of our executives with the interests of our stockholders, and (iii) recognize individual roles, responsibilities and performance in relation to the success of the overall business. Achievement of short-term objectives is rewarded primarily through base salary and annual performance-based incentive programs. In addition, our equity awards encourage executives to focus on our longer-term goals with the objective of maximizing long-term shareholder value.

Determining Executive Compensation

Each year, the Compensation Committee evaluates our executive compensation policies and amounts and determines the overall effectiveness of those policies in achieving the goals stated above. The Committee begins this evaluation process by examining the current compensation levels of our executive team in light of overall Company and individual performance in achieving our stated objectives. For 2009, the basic structure of our executive compensation policies included a base salary, an annual performance-based incentive program and participation in our long-term equity incentive plan through targeted equity grants, all of which is described in more detail below and in the tables that follow.

To determine the competitiveness and appropriateness of our executive compensation, the Compensation Committee considers not only the compensation policies previously adopted by the Company but also data from publicly-available information filed with respect to comparable companies. For example, peer group executive compensation data from publicly-filed documents is assembled, which provides a comparison of our senior management compensation levels with those of comparable health care services companies. The peer group of comparable companies was selected principally by sector, market capitalization and revenue and includes Virtual Radiologic Corporation, Omnicell, Inc., US Physical Therapy, Inc., Phase Forward, Inc., HealthTronics, Inc., Vital Images, Inc., Radnet, Inc., American Dental Partners, Inc., Integramed America, Inc. and IPC The Hospitalist Co., Inc. Although each of these companies is distinguishable from us in many ways, this group was selected because each company is in the business of providing a healthcare or healthcare-related services and, on average, had annual revenue and market capitalizations which approximated our size.

Ultimately, however, compensation levels and structures for new executives resulted in large part from the negotiation between the Compensation Committee and the identified candidate to fill the open executive position. As is described above, the Compensation Committee believes that the Company must set compensation levels not only to attract, but also to retain qualified key executives critical to our growth and long-term success.

The Compensation Committee does not target a specific percentile in the range of comparative data for each individual executive or for each component of compensation. Instead, the Compensation Committee structures a total compensation package in view of the comparative data and such other factors specific to the executive, including level of responsibility, prior experience and expectations of future performance. As described above, the Compensation Committee uses peer group data and other market data to test for reasonableness and competitiveness of its compensation package as a whole, but exercises subjective judgment in allocating compensation among executives and within each individual’s total compensation package.

Elements of Executive Compensation

The key elements of our executive compensation are as follows:

Element	Character	How Objectives Are Met

Base Salary	Short Term	Helps ensure that compensation is commensurate with the role, scope and complexity of each executive’s position relative to other executives and employees.

Annual Performance-Based Incentive Program	Short- to Mid- Term	Varies based on the Company’s attainment of annual performance measures that are aligned with the business strategy and stockholders’ interests.

Equity Incentive Awards	Long-Term	Varies based on long-term stock price performance and promotes stockholders’ interests.

Base Salary

We have adopted a guideline that our executives should be paid competitive base salaries. As noted above, we use publicly-available information regarding executive compensation levels for peer group companies as well as market-based executive compensation survey results to test for reasonableness and competitiveness of our base salaries. We determine base salary based on job responsibility, the executive’s experience and tenure, assessments of expected future contributions of the individual executive, as well as market conditions, including pay levels and programs provided by other comparable companies. In making our determinations of base salary, the Compensation Committee does not utilize any particular index or formula to arrive at the recommended base salary, but instead exercises subjective judgment in view of our overall compensation objectives. For example, a key component in the determination of base salary for an executive officer is the contribution the executive is expected to make to the Company’s overall strategic and operational objectives as well as the executive’s prior executive experience.

Individual base salaries are reviewed annually to account for changes in responsibilities of the executive or shifts in the industry and represent the only fixed portion of the executive compensation package on an annual basis.

Annual Performance-Based Incentive Program

We reward achievement of our financial and strategic objectives by executive officers through our annual Performance-Based Incentive Program. Our Performance-Based Incentive Program is tied to achievement of certain financial and operational objectives that are established by our Compensation Committee and are communicated to the participants. All employees participate in our performance-based incentive program, including the members of our executive management.

For 2009, the Compensation Committee adopted a performance-based incentive program that was based upon three specific criteria, one of which was objective, the other two being subjective:

•

Financial Performance—As in years past, the primary component of the performance-based incentive program for 2009 was the company’s financial performance. The rationale behind this was to continue to tie a significant portion of our executives’ compensation amounts to our profitability for the year, as measured by our adjusted EBITDA, which excludes certain non-cash items that the Compensation Committee has determined may not be indicative of the operating performance of the company. In addition, our performance-based incentive program for 2009 was structured in a way that provided incentives to our executives to exceed our adjusted EBITDA targets. This objective was achieved by structuring the bonus formulae so that an executive officer’s target incentive compensation amount was not paid if the targets were simply achieved but, rather, only if the targets for adjusted EBITDA were exceeded. For example, for an executive officer to receive his on-target incentive compensation for 2009, the company was required to exceed its targeted adjusted EBITDA by approximately $1.5 million, or approximately five percent (5%). Specifically, for every $100,000 of adjusted EBITDA (not including incentive compensation amounts) by which the Company exceeded a minimum threshold of 90% of the company’s targeted adjusted EBITDA for 2009, an executive officer’s available incentive compensation increased by 1.33%. The Compensation Committee concluded that this type of incentive program achieved the best alignment of management incentives to the interests of our stockholders.

•

Customer Centric Focus—In addition to the company’s financial performance, an executive officer’s potential incentive compensation for 2009 also depended upon the company’s achievement of certain goals established by the Compensation Committee and the company’s chief executive officer related to the quality of services we deliver to our customers. Specifically, our performance on this company goal was measured by looking at metrics related to customer satisfaction and customer retention. Our customer satisfaction performance was determined through a series of broad customer surveys designed to measure our customers’ overall satisfaction with our services and, importantly, the improvement in the quality of those services. These surveys were designed with the assistance of and managed by an independent outside survey design and hosting company. The survey questions focused on the customer’s overall level of satisfaction with our services as well as targeted questions regarding our quality, customer service and attention to the strategic needs of our customers. Our performance related to our customer retention objectives was determined by measuring the annualized dollar amount of revenue related to customer losses we experienced in 2009 measured against targeted improvement for customer retention in 2009.

•

Culture of Excellence—In addition to the two objectives described above, each executive officer’s potential performance-based incentive compensation also depended upon our achievement of corporate goals related to the establishment of an overall culture of excellence throughout the organization. Specifically, our performance regarding our culture of excellence goals was determined by measuring the overall performance of company management through the eyes of the employees, as determined through an extensive set of employee surveys. These employee surveys were designed with the assistance of and managed by an independent outside survey design and hosting company. The survey questions focused on the employee’s assessment of our organization’s areas of strength, areas for improvement and the employee’s overall satisfaction with his or her career at NightHawk. In addition, each executive officer’s potential performance-based incentive compensation depended upon that executive’s individual performance related to these goals.

In summary, for 2009, each executive officer’s maximum potential performance-based incentive compensation amount was determined by multiplying that officer’s target incentive compensation amount (which was 60% of base salary for our CEO, 50% of base salary for our COO and CFO, and 40% of base salary for our CMO and our general counsel) by the percentage determined by our financial performance. For 2009, our actual adjusted EBITDA (before accounting for amounts to be paid pursuant to the performance-based incentive program) was $35.3 million and our target adjusted EBITDA (before accounting for amounts to be paid pursuant to the performance-based incentive program) was $36.0 million. Had we achieved our target adjusted EBITDA, each executive officer’s maximum performance-based incentive compensation would have been equal to 74% of his target incentive compensation amount. However, because we only achieved $35.3 million in adjusted EBITDA, the maximum percentage of target incentive compensation that each executive officer was eligible to receive was 63% of target versus a maximum of 74% of target incentive compensation. For the actual amounts paid to each executive officer under this program, please see the Summary Compensation Table and related footnotes.

Once the executive officer’s maximum percentage was established based upon our financial performance, each executive officer’s incentive compensation was then subject to reduction of up to 40% based upon the individual’s overall performance and the company’s performance on its Customer Centric Focus and Culture of Excellence goals described above. As mentioned above, the company’s performance on these metrics were measured through a series of surveys to our customers and our employees as well as a measurement of the company’s performance on improved customer retention. Based upon the targets set at the beginning of the year and our performance relative to these targets, each executive officer received performance-based incentive compensation equal to the amount determined by our financial performance. In other words, we achieved our goals related to our Customer Centric Focus and Culture of Excellence objectives and no amounts were deducted due to our performance in these areas.

Executive Officer Participation in Long-Term Incentive Programs

Our Compensation Committee believes that it is important to align the interests of our executive management with the interests of our stockholders. As a result, each of our executive officers participates in our long-term equity incentive program. To determine the level of long-term equity-based compensation at which each of our executives should participate, the Compensation Committee conducts a process similar to its process for testing the appropriateness of our base salary program. So, for example, the committee, along with assistance from our chief executive officer and chief financial officer, will review publicly-available information filed by similarly situated companies regarding new hire equity grants for senior executives while viewing such information in the context of our overall compensation philosophies and practices. For additional information on the long-term incentive equity grants awarded to our executive officers during 2009, see the Grants of Plan Based Awards table below.

Our long-term incentive programs have been and, in the future, will be structured to reinforce a long-term interest by the executive in our overall performance, thereby aligning the executive’s interests with those of our stockholders, all while considering the dilutive impact of these incentive programs on other stockholders.

Long-Term Equity Incentive Awards

As mentioned above, as part of our overall compensation strategy, we have historically employed an equity incentive program to provide long-term incentive awards to certain of our employees and certain of our affiliated radiologists. Equity compensation has historically been granted broadly and deeply within the Company. However, beginning in 2008, the Compensation Committee determined that it was in the best interests of the company and our stockholders to limit the employees eligible to receive equity grants to make better use of the limited pool of shares available under our equity incentive plan and to minimize the dilutive impact these grants have on our stockholders.

Consistent with this overall strategy, in December 2009, the Compensation Committee established an annual management equity incentive compensation plan (the “Annual Plan”) in order to formalize this important element of our long-term equity incentive program. The objectives of the Annual Plan are:

•

To establish a structured annual equity incentive compensation plan designed to align the interests of key employees identified by the Company with the interests of our stockholders by encouraging our executive officers to focus on the company’s longer-term goals with the objective of maximizing long-term stockholder value; and

•	To provide competitive levels of total direct compensation to attract and retain talented and qualified key employees critical to our growth and long-term success.

Pursuant to the Annual Plan structure, on an annual basis, the Compensation Committee will allocate a pool of shares from our 2006 Equity Incentive Plan to each management category throughout the organization—executives, vice presidents, directors and managers. The pool of shares allocated to each management category by the Compensation Committee will then be distributed among the members of the management category based upon each individual’s performance in achieving the company’s objectives, and the individual’s contribution to the overall success of the company. Although there is significant input from company management regarding the allocation of the grants among each category, each individual grant is subject to the authority and discretion of the Compensation Committee. As referenced above, the Annual Plan was adopted by the Compensation Committee in December 2009 and the initial grants under the Annual Plan were made in February 2010. The initial pool of shares granted in February 2010 covered an aggregate of approximately 675,000 shares, 255,000 of which were allocated to our executives. These grants were made in the form of restricted stock unit awards.

Types of Awards

We employ two forms of long-term equity incentives awards to motivate our more senior employees and our service providers:

•

Non-qualified Stock Options. Historically, most of the grants we have made have been in the form of non-qualified stock options. Pursuant to our equity incentive plans, we have awarded options to purchase our stock to a significant portion our full-time employees and independent contractor radiologists. However, as described above, in 2008 we adopted a new practice that limits the pool of eligible employees and, thus, minimizes and concentrates the grants with those individuals deemed by management to be in important leadership positions. In determining the number of shares subject to a granted option, the Compensation Committee (along with management) evaluates numerous factors, including but not limited to, job level, responsibilities, and the targeted overall compensation level.

•

Restricted Stock Unit Awards. In certain circumstances, we also award restricted stock units instead of options. Historically, we have made restricted stock unit grants to our independent contractor radiologists. In 2008, both as part of our prior year incentive compensation program as well as part of the equity grant packages of certain of our new executives, we began to utilize restricted stock units in our equity grants to certain employees. With restricted stock units, we are able to provide the same equity incentive, while minimizing the dilutive impact of equity-based compensation on our other stockholders. For example, the equity awards granted in February 2010 pursuant to our Annual Plan covering 675,000 shares were granted in the form of restricted stock units. These grants have a 4-year vesting period.

Equity Grant Practices

Our equity grants are typically made at the first board meeting following an employee’s first day of service with us. Thereafter, we evaluate whether additional grants are appropriate for an employee on a case-by-case basis. All grants for employees and affiliated radiologists are approved by the Board of Directors, while all grants to members of the executive management team are approved by the Compensation Committee or by the independent, disinterested members of the Board.

We determine the exercise price of our stock options and the fair value of our restricted stock unit awards based on the closing price of our common stock on the effective date of grant, which is typically established as the third trading day following the release of our annual or quarterly financial results. By establishing the effective date of grant in this manner, we ensure that all material information is reflected in our stock price before an exercise price is established or the value of a restricted stock grant is determined. We do not have any program, plan or practice to time equity grants to our employees, including our executives, in coordination with the release of material non-public information. We do not time, nor do we plan to time, the release of material non-public information for the purposes of affecting the value of executive compensation.

Ownership Guidelines

While we do not have share retention and ownership guidelines for executive officers, we believe that senior management should have an appropriate equity interest in order to align management’s interests with those of our stockholders.

We have not applied any formula or specific mathematical weights to the proportion of stock options or restricted stock units to be awarded to our executive officers. Instead, we exercise judgment and discretion in determining the appropriate mix of base salary, bonus and equity incentives. In determining an executive’s equity compensation, the Compensation Committee considers such officer’s other compensation and position, an evaluation of survey data for grants at similarly situated companies in our peer group, the number of shares of common stock reserved but unissued under our 2006 Equity Incentive Plan and the total amount expected to be granted to all participants under the plan for the year.

Although we do not have specific share retention and ownership guidelines, our Insider Trading Policy does contain prohibitions on certain types of transactions in our common stock including the prohibition of any executive officer, employee or other service provider from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities, including any hedging or similar transactions, with respect to our common stock.

Non-exclusive Participation

We believe that creating stockholder value requires not only executive talent but active participation by all employees in leadership positions. As discussed above, although we have limited the number of employees eligible to participate in our Annual Plan, we currently provide and intend to continue to provide each element of compensation to a targeted but comprehensive set of our employees in leadership and managerial positions. We also provide for broad-based employee participation in our annual cash-based bonus programs. Alongside the majority of our employees, our executive officers are eligible to participate in a tax-qualified, employee-funded 401(k) plan, as well as certain health benefits.

Termination and Change-in-Control Arrangements

We provide certain of our executive officers with agreements that provide for specified benefits upon a change-in-control of the Company or upon a termination without “cause” or a resignation for “good reason”, as those terms are defined in the executives’ employment arrangements. These arrangements are very useful tools that help the Company recruit and retain key employees. Detailed information about these agreements, including a description of payout amounts under certain circumstances, is included in the tables and the supplemental information to those tables provided below.

Performance Based Compensation and Financial Restatement

To date, we have not experienced a financial restatement and have therefore not considered or implemented a policy regarding retroactive adjustments to any cash or equity based incentive compensation payments that were predicated upon the achievement of certain financial results that were subsequently the subject of a restatement.

Effect of Accounting and Tax Treatment on Compensation Decisions

In our review and establishment of compensation programs and payments, we consider, but do not place great emphasis on, the anticipated accounting and tax treatment of our compensation programs and payments on us and our executive officers. While we may consider accounting and tax treatment, these factors alone are not dispositive. Among other factors that receive greater consideration are the net costs to us and our ability to effectively administer executive compensation in the short and long-term interests of stockholders.

In general, we have determined that we will not necessarily seek to limit executive compensation that is deductible under Section 162(m). We monitor whether it might be in our best interest to comply with Section 162(m), but reserve the right to award future compensation which would not comply with the Section 162(m) requirements for non-deductibility if the Compensation Committee concludes that this is in our best interest. We seek to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals and therefore the Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Compensation Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

Role of Executive Officers in Executive Compensation Decisions

The Compensation Committee generally seeks input from our chief executive officer when determining executive compensation. Although all decisions regarding executive compensation are made without the presence of the executive management team, the Compensation Committee encourages a thoughtful and thorough conversation regarding the amount and composition of executive compensation and welcomes input from our chief executive officer as well as other members of our Board.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

Compensation Committee

David J. Brophy, Chairman

Peter Y. Chung

Charles R. Bland

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO ANY SUCH FILING.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Operating Officer, our Chief Financial Officer, and all other individuals who served as an executive officer (collectively, the “Named Executive Officers”) during 2009, 2008 and 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
David M. Engert (4) President and Chief Executive Officer	2009 2008 2007	450,000 60,831 —	— — —	— — —	714,050 797,364 —	169,560 — —	— — —	25,077 — —	(4)	1,358,687 858,195 —

Timothy E. Murnane Executive Vice President and Chief Operating Officer	2009 2008 2007	380,482 284,135 —	— — —	49,000 229,200 —	158,588 406,842 —	124,909 — —	— — —	17,436 75,000 —	(5) (6)	730,415 995,177 —

David M. Sankaran Senior Vice President and Chief Financial Officer	2009 2008 2007	325,000 187,500 —	— — —	122,500 187,500 —	194,472 325,008 —	102,050 — —	— — —	20,448 50,000 —	(7) (8)	764,470 750,008 —

Timothy V. Myers, M.D. Senior Vice President and Chief Medical Officer	2009 2008 2007	240,769 — —	— — —	144,000 — —	71,296 — —	62,617 — —	— — —	6,185 — —		524,867 — —

Paul E. Cartee Senior Vice President and General Counsel	2009 2008 2007	261,481 226,443 219,230	— — —	185,028 37,314 —	107,358 138,404 485,212	70,462 — 37,308	— — —	28,000 — —	(9)	652,329 402,160 741,750

(1)	The value of each stock award was determined based upon the closing price of our common stock as reported by the Nasdaq Global Market on the effective date of grant. Awards granted in 2008 and 2007 have been restated to reflect the fair value of the award on the effective date of the grant. Award details for 2009 are set forth below in our Grants of Plan-Based Awards table.
(2)	The value of the option awards presented in this table equals the total value of the option award at the date of grant. Awards granted in 2008 and 2007 have been restated to reflect the fair value of the award on the effective date of the grant. The value of each option award was determined using a Black-Scholes model which is described more fully in Footnote 7 to our financial statements contained in our 2009 Annual Report on Form 10-K. Award details for 2009 are set forth below in our Grants of Plan-Based Awards table.
(3)	The 2009 performance-based incentive program is described in greater detail in the Compensation Discussion & Analysis above. Awards for 2009 performance have already been satisfied by cash payment to the executive officer on February 26, 2010.
(4)	The amount shown for Mr. Engert in 2008 salary includes $26,216 paid to Mr. Engert in connection with his service on our Board of Directors from April 2008 through November 2008 prior to his becoming an executive officer. The amounts in All Other Compensation for 2009 include $19,507 for temporary housing in Coeur d’Alene, Idaho.
(5)	This amount includes $15,000 for Mr. Murnane in connection with his relocation to the Company’s headquarters in Scottsdale, Arizona.
(6)	This amount was paid to Mr. Murnane as a signing bonus when Mr. Murnane joined the Company in March 2008.
(7)	This amount includes $14,557 for Mr. Sankaran in connection with his relocation to the Company’s headquarters in Scottsdale, Arizona.
(8)	This amount was paid to Mr. Sankaran as a signing bonus when Mr. Sankaran joined the Company in May 2008.
(9)	This amount includes $28,000 for Mr. Cartee in connection with his relocation to the Company’s headquarters in Scottsdale, Arizona.

Description of our Employment Agreements with our Current Executive Officers

Employment Agreement with our Chief Executive Officer

In November 2008, we entered into an at-will employment agreement with Mr. Engert. Under the agreement, for each year of Mr. Engert’s employment, in addition to his base salary of $450,000 (which is subject to increase in the discretion of the Compensation Committee), Mr. Engert is eligible to receive target incentive compensation of up to 60% of base salary and, depending upon the level by which the Company exceeds the targets established by our Compensation Committee, up to 100% of base salary, as our Compensation Committee may determine, in its sole discretion, and to which he may be entitled under the terms of any of our plans, programs or agreements in effect during the term of the agreement. Mr. Engert is also entitled to participate in all incentive compensation, retirement, and benefits plans, policies and arrangements that are provided generally to our other senior officers as may be determined at the discretion of our Board. In addition, in December 2008, the Company granted Mr. Engert an option to purchase 300,000 shares of the Company’s common stock. In February 2010, the Company granted Mr. Engert an option to purchase an additional 450,000 shares of the Company’s common stock. In February 2010, the Company granted Mr. Engert a restricted stock unit grant covering 110,000 shares of the Company’s common stock. The employment agreement also provides Mr. Engert with a severance package which includes: (i) cash severance payments for a period of twelve (12) months following the termination of his employment; (ii) reimbursement for health insurance premiums for a period of twelve (12) months following the termination of his employment; and (iii) the acceleration of twelve (12) months worth of vesting under each of his outstanding option grants (including grants previously made to him in his capacity as a director of the Company) in the event Mr. Engert’s employment is terminated without Cause or if Mr. Engert elects to resign for Good Reason (as each term is defined in the employment agreement).

Employment Agreement with our Chief Financial Officer

In May 2008, we entered into an at-will employment agreement with Mr. David Sankaran. Under the agreement, for each year of Mr. Sankaran’s employment, in addition to his base salary of $350,000 (which was increased effective March 1, 2010 and is subject to increase in the discretion of the Compensation Committee), Mr. Sankaran is eligible to receive target incentive compensation of up to 50% of base salary and, depending upon the level by which the company exceeds the targets established by our Compensation Committee, up to 100% of base salary, as our Compensation Committee may determine, in its sole discretion, and to which he may be entitled under the terms of any of our plans, programs or agreements in effect during the term of the agreement. In addition, in May 2008, the Company granted Mr. Sankaran a restricted stock unit grant of 25,000 shares and an option to purchase 100,000 shares of the Company’s stock. In August 2009, the Company granted to Mr. Sankaran an additional option covering 90,000 shares of the Company’s common stock and in February 2010, the Company granted Mr. Sankaran a restricted stock unit grant covering 65,000 shares of the Company’s common stock. The employment agreement also provides Mr. Sankaran with a severance package equal to 12 months of base salary, a pro-rata amount of his bonus (based upon the timing of the termination), continuation of certain healthcare benefits for 12 months, and 12 months of accelerated vesting on his equity grants in the event Mr. Sankaran’s employment is terminated without Cause or if Mr. Sankaran elects to resign for Good Reason (as each term is defined in the employment agreement).

Employment Agreement with our Chief Medical Officer

In April 2009, we entered into an at-will employment agreement with Dr. Timothy Myers. Under the agreement, for each year of Dr. Myers’s employment, in addition to his base salary of $400,000, Dr. Myers is eligible to receive target incentive compensation of up to 40% of base salary and, depending upon the level by which the company exceeds the targets established by our Compensation Committee, up to 80% of base salary, as our Compensation Committee may determine, in its sole discretion, and to which he may be entitled under the terms of any of our plans, programs or agreements in effect during the term of the agreement. In addition, in May 2008, the Company granted Dr. Myers a restricted stock unit grant of 40,000 shares of the company’s common stock and an option to purchase 40,000 shares of the Company’s common stock. In addition, in February 2010, the Company granted Dr. Myers a restricted stock unit grant covering 30,000 shares of the Company’s common stock. The employment agreement also provides Dr. Myers with a severance package equal to six (6) months of base salary, continuation of certain healthcare benefits for six (6) months, and six (6) months of accelerated vesting on his equity grants in the event Dr. Myers’s employment is terminated without Cause or if Dr. Myers elects to resign for Good Reason (as each term is defined in the employment agreement).

Employment Agreement with our General Counsel

In August 2009, we entered into an at-will employment agreement with Mr. Paul Cartee, who has served as our General Counsel since 2005. Under the agreement, for each year of Mr. Cartee’s employment, in addition to his base salary of $275,000, Mr. Cartee is eligible to receive target incentive compensation of up to 40% of base salary and, depending upon the level by which the company exceeds the targets established by our Compensation Committee, up to 80% of base salary, as our Compensation Committee may determine, in its sole discretion, and to which he may be entitled under the terms of any of our plans, programs or agreements in effect during the term of the agreement. In addition, in April 2009, the Company granted Mr. Cartee an option to purchase 70,000 shares of the Company’s common stock and in August 2009, the Company granted Mr. Cartee a restricted stock unit grant of 20,000 shares of the Company’s common stock. In addition, in February 2010, the Company granted Mr. Cartee a restricted stock unit grant covering 50,000 shares of the Company’s common stock. The employment agreement also provides Mr. Cartee with a severance package equal to six (6) months of base salary, continuation of certain healthcare benefits for six (6) months, and 12 months of accelerated vesting on his equity grants in the event Mr. Cartee’s employment is terminated without Cause or if Mr. Cartee elects to resign for Good Reason (as each term is defined in the employment agreement).

Description of our Employment Agreements with our Former Chief Operating Officer Who Served in 2009

Employment Agreement with our former Chief Operating Officer

The Company announced in February 2010 that Mr. Timothy Murnane would be leaving the Company. However, Mr. Murnane served as our Chief Operating Officer for all of 2009. During this time, we were a party to an at-will employment agreement with Mr. Murnane under which Mr. Murnane received an annual base salary of $375,000 through August, which was then raised to an annual base salary of $390,000 from August through Mr. Murnane’s departure in February 2010. In addition to his base salary, Mr. Murnane was eligible to receive target incentive compensation of up to 50% of base salary and, had the company exceeded the targets established by our Compensation Committee by a sufficient amount, up to 100% of base salary. As indicated in the Summary Compensation Table, Mr. Murnane received incentive compensation of $124,909 for 2009. In addition, pursuant to his employment agreement and our employment policies, Mr. Murnane was also eligible to participate in all incentive compensation, retirement, and benefits plans, policies and arrangements that were provided generally to our other senior officers. See “Potential Payments Upon Termination or Change in Control—Description of Actual Payments Upon Termination of Certain Executive Officers” below for more information regarding the payments made to Mr. Murnane in connection with the termination of his employment.

GRANTS OF PLAN-BASED AWARDS

The table below shows all plan-based awards that the Company made during 2009 to the Named Executive Officers:

		Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards
Name	Grant Date (2)	Threshold (3)	Target (4)	Maximum (4)	Threshold	Target	Maximum
David M. Engert President and Chief Executive Officer	1/1/09 2/23/09	— —	$270,000 —	$450,000 —	— —	— —	— —	— —		— 450,000	$	— 3.25	$	— 714,050

Timothy E. Murnane Chief Operating Officer	1/1/09 5/4/09 8/10/09	— — —	$195,000 — —	$390,000 — —	— — —	— — —	— — —	— — 10,000		— 100,000 —	$	— 3.60 —	$ $	— 158,588 49,000

David M. Sankaran Chief Financial Officer	1/1/09 8/10/09 8/10/09	— — —	$162,500 — —	$325,000 — —	— — —	— — —	— — —	— — 25,000		— 90,000 —	$	— 4.90 —	$ $	— 194,472 122,500

Timothy V. Myers, M.D. Chief Medical Officer	4/6/09 5/4/09 5/4/09	— — —	$160,000 — —	$320,000 — —	— — —	— — —	— — —	— — 40,000		— 40,000 —	$	— 3.60 —	$ $	— 71,296 144,000

Paul E. Cartee General Counsel	1/1/09 4/15/09 5/4/09 8/10/09	— — — —	$110,000 — — —	$220,000 — — —	— — — —	— — — —	— — — —	— 5,773 — 20,000	(5)	— — 70,000 —	$	— — 3.60 —	$ $ $	— 87,028 107,358 98,000

(1)	The amounts reported in these columns represent the threshold (0%), target (ranging from 40% – 60%) and maximum (ranging from 80% – 100%) amounts of the incentive compensation amounts that our Named Executive Officers were eligible to receive under the Company’s 2009 Performance-Based Incentive Program. The 2009 Performance-Based Incentive Program is described in greater detail in the Compensation Discussion & Analysis above. Awards for 2009 performance were paid out in February 2010 at approximately 31% of the maximum amounts reported in the table. Thus, in the table above, the amounts indicated as “Estimated Future Payouts under Non-Equity Incentive Plan Awards” have already been satisfied by cash payment to the executive officer on February 26, 2010 as detailed in the Summary Compensation Table.
(2)	The target and maximum amounts that each executive was eligible to receive under the program were established as part of each executive’s employment agreement. Thus, we have listed the grant date for these awards as either January 1, 2009 or, if later, the date of the executive’s employment agreement.
(3)	Under the 2009 Performance-Based Incentive Program, if the Company did not achieve 90% of the target for adjusted EBITDA, then no amounts would be paid under the plan.
(4)	The values shown for these executives represent the full amounts payable to such executive if that executive had been employed during all of 2009. Dr. Tim Myers joined the company in April of 2009; thus the amount of incentive compensation he was eligible to receive under the 2009 Performance-Based Incentive Program was reduced pro rata based upon the number of days Dr. Myers was employed by the Company during 2009.
(5)	These stock awards were issued in connection with the Company’s option exchange effective April 15, 2009.

Outstanding Equity Awards At Fiscal Year-End

This table shows the equity awards that have been previously awarded to each of the Named Executive Officers and which remained outstanding as of December 31, 2009.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David M. Engert Chief Executive Officer	35,732 81,250 121,875	28,586 218,750 328,125	— — —	$ $ $	7.64 4.26 3.25	5/12/2018 12/22/2018 2/23/2019	— — —		— — —	— — —	— — —

Timothy E. Murnane(2) Chief Operating Officer	72,916 — 37,500 —	52,084 — 62,500 —	— — — —	$ $	7.64 — 3.60 —	5/12/2018 5/12/2018 5/4/2019 8/10/2019	— 19,800 — 10,000	$ $	— 89,694 — 45,300	— — — —	— — — —

David M. Sankaran Chief Financial Officer	52,776 — 26,250 —	47,224 — 63,750 —	— — — —	$ $	7.50 — 4.90 —	5/19/2018 5/19/2018 8/10/2019 8/10/2019	— 16,500 — 25,000	$ $	— 74,745 — 113,250	— — — —	— — — —

Timothy V. Myers Chief Medical Officer	— —	40,000 —	— —		$3.60 —	5/4/2019 5/4/2019	— 40,000	$	— 181,200	— —	— —

Paul E. Cartee General Counsel	7,779 — — — —	— — — 70,000 —	— — — — —	$ $	3.63 — — 3.60 —	3/22/2015 4/15/2019 4/15/2019 5/4/2019 8/10/2019	— 3,273 2,500 — 20,000	$ $ $	— 14,827 11,325 — 90,600	— — — — —	— — — — —

(1)	Values in this column were determined by using a price of $4.53, which was the closing price of our common stock on December 31, 2009.
(2)	Mr. Murnane’s employment with the Company was terminated effective February 23, 2010. As a result, 9,900 shares subject to a restricted stock unit grant scheduled to vest on March 13, 2010 vested effective February 23, 2010. In addition, options exercisable for 76,380 shares and 2,500 shares subject to a different restricted stock unit grant originally scheduled to vest on August 10, 2010 accelerated and became exercisable effective February 23, 2010.

Option Exercises and Stock Vested

The following table sets forth information on the exercise of stock options during 2009 by each of the Named Executive Officers and the value of stock vested during 2009:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David M. Engert Chief Executive Officer	—	—	—	—
Timothy E. Murnane Chief Operating Officer	—	—	10,200	$24,786
David M. Sankaran Chief Financial Officer	—	—	8,500	$31,280
Timothy V. Myers, M.D. Chief Medical Officer	—	—	—	—
Paul E. Cartee General Counsel	—	—	—	—

Pension Benefits

None of our Named Executive Officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. The Compensation Committee may elect to adopt qualified or non-qualified defined benefit plans if the Compensation Committee determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our Named Executive Officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Potential Payments Upon Termination or Change in Control

The following summary sets forth potential payments payable to our executive officers upon termination of employment under their current employment agreement and our other compensation programs. The Compensation Committee and our executives may agree to revise or amend these benefits in the future.

David M. Engert

We have entered into an employment agreement with our chief executive officer, Mr. David Engert, pursuant to which we may terminate Mr. Engert’s employment if Mr. Engert breaches his duty of loyalty or engages in any acts of dishonesty or fraud with respect to us, commits a felony or any crime involving dishonesty, breach of trust, or physical or emotional harm to any person, breaches any material term of his employment agreement, reports to work under the influence of alcohol or illegal drugs, the use of illegal drugs or other repeated conduct causing us substantial public disgrace, disrepute or economic harm, substantial and repeated failure to perform his duties or gross negligence or willful misconduct with respect to us (“Cause”). In addition, we may terminate the agreement in the event of Mr. Engert’s death or if Mr. Engert suffers any permanent mental or physical disability or other incapacity. Mr. Engert may terminate his employment agreement for “Good Reason” if, without his consent, we (i) materially reduce Mr. Engert’s base salary, (ii) we materially reduce his responsibilities, or if (iii) we require Mr. Engert to relocate from his current primary residence in Paradise Valley, Arizona.

Termination by Us (other than for Cause, Death or Disability) or Termination by Mr. Engert for Good Reason. If during the first six months of employment, Mr. Engert is terminated for any reason other than death, disability or Cause, or if Mr. Engert terminates his employment for Good Reason, he is entitled to receive (less applicable withholding taxes):

•	cash severance payments for a period of twelve (12) months following the termination of his employment;

•	reimbursement for health insurance premiums for a period of twelve (12) months following the termination of his employment; and

•	the acceleration of twelve (12) months worth of vesting under each of his outstanding option grants (including grants previously made to him in his capacity as a director of the Company).

To be eligible to receive the separation benefits described above, Mr. Engert is required to adhere to the terms and conditions of a confidentiality and noncompetition agreement.

If Mr. Engert is terminated without Cause or resigns for Good Reason within twelve (12) months of a change of control (as defined in the employment agreement) of the Company, the remaining unvested shares under all of Mr. Engert’s outstanding option grants and other equity incentive grants then held by him shall become immediately vested and exercisable.

Termination for Death or Disability. If Mr. Engert’s employment is terminated as a result of his death or permanent disability, Mr. Engert (or his estate) is entitled to receive all amounts then due and owing through the date of termination, plus any amounts due under any bonus plan in which Mr. Engert was a participant during his employment, pro-rated for the period of the calendar year in which Mr. Engert was employed.

Termination by Us for Cause or By Mr. Engert other than for Good Reason. Upon termination for any other reason, Mr. Engert is not entitled to any payment or benefit other than the payment of unpaid salary. For equity awards held by Mr. Engert, upon termination of his employment, pursuant to our 2006 Equity Incentive Plan, Mr. Engert will forfeit any outstanding awards except that he will have 90 days following termination of employment to exercise any vested options.

Assuming Mr. Engert’s employment was terminated under each of these circumstances on December 31, 2009, such payments and benefits have an estimated value of:

	Cash Severance (1)	Bonus	Medical Continuation (2)	Death Benefits	Disability Benefits	Value of Accelerated Equity and Performance Value	Total
Termination for Cause or Resignation Without Good Reason	—	—	—	—	—	—	—
Termination without Cause or Resignation for Good Reason	$450,000	—	$17,716	—	—	$164,250	$631,966
Death or Disability	—	—	—	—	—	—	—

(1)	As indicated above, Mr. Engert’s employment agreement provides that he will be paid an amount equal to his base salary for a period of 12 months following the date of resignation for Good Reason or termination without Cause. Any amount owed will be paid ratably over a 12 month-period in accordance with the Company’s pay practices.
(2)	This amount represents an estimate of the premiums that will be paid on behalf of Mr. Engert for continued medical coverage under COBRA.

David M. Sankaran

We have entered into an employment agreement with our chief financial officer, Mr. David Sankaran, pursuant to which we may terminate Mr. Sankaran’s employment if Mr. Sankaran breaches his duty of loyalty or engages in any acts of dishonesty or fraud with respect to us, commits a felony or any crime involving dishonesty, breach of trust, or physical or emotional harm to any person, breaches any material term of his employment agreement, reports to work under the influence of alcohol or illegal drugs, the use of illegal drugs or other repeated conduct causing us substantial public disgrace, disrepute or economic harm, substantial and repeated failure to perform his duties or gross negligence or willful misconduct with respect to us (“Cause”). In addition, we may terminate the agreement in the event of Mr. Sankaran’s death or if Mr. Sankaran suffers any permanent mental or physical disability or other incapacity. Mr. Sankaran may terminate his employment agreement for “Good Reason” if, without his consent, we (i) reduce Mr. Sankaran’s base salary, (ii) we materially reduce his responsibilities, or if (iii) we require Mr. Sankaran to relocate to a work site that would increase Mr. Sankaran’s one-way commute distance from Executive’s principal residence by more than fifty (50) miles.

Termination by Us (other than for Cause, Death or Disability) or Termination by Mr. Sankaran for Good Reason. If. Mr. Sankaran is terminated for any reason other than death, disability or Cause, or if Mr. Sankaran terminates his employment for Good Reason, he is entitled to receive (less applicable withholding taxes):

•	an amount equal to his base salary for a period of 12 months following the date of termination,

•	amounts due under any bonus plan in which Mr. Sankaran is a participant, pro-rated for the period of the calendar year in which Mr. Sankaran was employed,

•	the acceleration of twelve (12) months worth of vesting under each of his outstanding option grants, and

•	continuation of insurance coverage for 12 months following termination.

To be eligible to receive the separation benefits described above, Mr. Sankaran is required to adhere to the terms and conditions of a confidentiality and noncompetition agreement.

Termination for Death or Disability. If Mr. Sankaran’s employment is terminated as a result of his death or permanent disability, Mr. Sankaran (or his estate) is entitled to receive all amounts then due and owing through the date of termination, plus any amounts due under any bonus plan in which Mr. Sankaran was a participant during his employment, pro-rated for the period of the calendar year in which Mr. Sankaran was employed.

Termination by Us for Cause or By Mr. Sankaran other than for Good Reason. Upon termination for any other reason, Mr. Sankaran is not entitled to any payment or benefit other than the payment of unpaid salary. For equity awards held by Mr. Sankaran, upon termination of his employment, pursuant to our 2006 Equity Incentive Plan, Mr. Sankaran will forfeit any outstanding awards except that he will have 90 days following termination of employment to exercise any vested options.

Assuming Mr. Sankaran’s employment was terminated under each of these circumstances on December 31, 2009, such payments and benefits have an estimated value of:

	Cash Severance (1)	Bonus	Medical Continuation (2)	Death Benefits	Disability Benefits	Value of Accelerated Equity and Performance Value	Total
Termination for Cause or Resignation Without Good Reason	—	—	—	—	—	—	—
Termination without Cause or Resignation for Good Reason	$350,000	—	$6,304	—	—	$65,685	$421,989
Death or Disability	—	—	—	—	—	—	—

(1)	As indicated above, Mr. Sankaran’s employment agreement provides that he will be paid an amount equal to his base salary for a period of 12 months following the date of Termination Without Cause or his resignation for Good Reason. These amounts would be paid ratably over the 12 month-period in accordance with the Company’s pay practices.
(2)	This amount represents an estimate of the premiums that would be paid on behalf of Mr. Sankaran for continued medical coverage under COBRA.

Paul E. Cartee

We have entered into an employment agreement with our general counsel, Mr. Paul Cartee, pursuant to which we may terminate Mr. Cartee’s employment if Mr. Cartee breaches his duty of loyalty or engages in any acts of dishonesty or fraud with respect to us, commits a felony or any crime involving dishonesty, breach of trust, or physical or emotional harm to any person, breaches any material term of his employment agreement, reports to work under the influence of alcohol or illegal drugs, the use of illegal drugs or other repeated conduct causing us substantial public disgrace, disrepute or economic harm, substantial and repeated failure to perform his duties or gross negligence or willful misconduct with respect to us (“Cause”). In addition, we may terminate the agreement in the event of Mr. Cartee’s death or if Mr. Cartee suffers any permanent mental or physical disability or other incapacity. Mr. Cartee may terminate his employment agreement for “Good Reason” if, without his consent, we (i) reduce Mr. Cartee’s base salary, (ii) we materially reduce his responsibilities, or if (iii) we require Mr. Cartee to relocate to a work site that would increase Mr. Cartee’s one-way commute distance from Executive’s principal residence by more than fifty (50) miles.

Termination by Us (other than for Cause, Death or Disability) or Termination by Mr. Cartee for Good Reason. If. Mr. Cartee is terminated for any reason other than death, disability or Cause, or if Mr. Cartee terminates his employment for Good Reason, he is entitled to receive (less applicable withholding taxes):

•	an amount equal to his base salary for a period of six (6) months following the date of termination,

•	the acceleration of twelve (12) months worth of vesting under each of his outstanding option grants, and

•	continuation of insurance coverage for six (6) months following termination.

To be eligible to receive the separation benefits described above, Mr. Cartee is required to adhere to the terms and conditions of a confidentiality and noncompetition agreement.

Termination for Death or Disability. If Mr. Cartee’s employment is terminated as a result of his death or permanent disability, Mr. Cartee (or his estate) is entitled to receive all amounts then due and owing through the date of termination, plus any amounts due under any bonus plan in which Mr. Cartee was a participant during his employment, pro-rated for the period of the calendar year in which Mr. Cartee was employed.

Termination by Us for Cause or By Mr. Cartee other than for Good Reason. Upon termination for any other reason, Mr. Cartee is not entitled to any payment or benefit other than the payment of unpaid salary. For equity awards held by Mr. Cartee, upon termination of his employment, pursuant to our 2006 Equity Incentive Plan, Mr. Cartee will forfeit any outstanding awards except that he will have 90 days following termination of employment to exercise any vested options.

Assuming Mr. Cartee’s employment was terminated under each of these circumstances on December 31, 2009, such payments and benefits have an estimated value of:

	Cash Severance (1)	Bonus	Medical Continuation (2)	Death Benefits	Disability Benefits	Value of Accelerated Equity and Performance Value	Total
Termination for Cause or Resignation Without Good Reason	—	—	—	—	—	—	—
Termination without Cause or Resignation for Good Reason	$137,500	—	$8,858	—	—	$70,083	$216,441
Death or Disability	—	—	—	—	—	—	—

(1)	As indicated above, Mr. Cartee’s employment agreement provides that he will be paid an amount equal to his base salary for a period of 6 months following the date of Termination Without Cause or his resignation for Good Reason. These amounts would be paid ratably over the 6 month-period in accordance with the Company’s pay practices.
(2)	This amount represents an estimate of the premiums that would be paid on behalf of Mr. Cartee for continued medical coverage under COBRA.

Timothy V. Myers, M.D.

We have entered into an employment agreement with our chief medical officer, Dr. Tim Myers, pursuant to which we may terminate Dr. Myers’s employment if Dr. Myers breaches his duty of loyalty or engages in any acts of dishonesty or fraud with respect to us, commits a felony or any crime involving dishonesty, breach of trust, or physical or emotional harm to any person, breaches any material term of his employment agreement, reports to work under the influence of alcohol or illegal drugs, the use of illegal drugs or other repeated conduct causing us substantial public disgrace, disrepute or economic harm, substantial and repeated failure to perform his duties or gross negligence or willful misconduct with respect to us (“Cause”). In addition, we may terminate the agreement in the event of Dr. Myers’s death or if Dr. Myers suffers any permanent mental or physical disability or other incapacity. Dr. Myers may terminate his employment agreement for “Good Reason” if, without his consent, we (i) reduce Dr. Myers’s base salary, (ii) we materially reduce his responsibilities, or if (iii) we require Dr. Myers to relocate to a work site that would increase Dr. Myers’s one-way commute distance from Executive’s principal residence by more than fifty (50) miles.

Termination by Us (other than for Cause, Death or Disability) or Termination by Dr. Myers for Good Reason. If. Dr. Myers is terminated for any reason other than death, disability or Cause, or if Dr. Myers terminates his employment for Good Reason, he is entitled to receive (less applicable withholding taxes):

•	an amount equal to his base salary for a period of six (6) months following the date of termination,

•	the acceleration of twelve (12) months worth of vesting under each of his outstanding option grants, and

•	continuation of insurance coverage for six (6) months following termination.

To be eligible to receive the separation benefits described above, Dr. Myers is required to adhere to the terms and conditions of a confidentiality and noncompetition agreement.

Termination for Death or Disability. If Dr. Myers’s employment is terminated as a result of his death or permanent disability, Dr. Myers (or his estate) is entitled to receive all amounts then due and owing through the date of termination, plus any amounts due under any bonus plan in which Dr. Myers was a participant during his employment, pro-rated for the period of the calendar year in which Dr. Myers was employed.

Termination by Us for Cause or By Dr. Myers other than for Good Reason. Upon termination for any other reason, Dr. Myers is not entitled to any payment or benefit other than the payment of unpaid salary. For equity awards held by Dr. Myers, upon termination of his employment, pursuant to our 2006 Equity Incentive Plan, Dr. Myers will forfeit any outstanding awards except that he will have 90 days following termination of employment to exercise any vested options.

Assuming Dr. Myers’s employment was terminated under each of these circumstances on December 31, 2009, such payments and benefits have an estimated value of:

	Cash Severance (1)	Bonus	Medical Continuation (2)	Death Benefits	Disability Benefits	Value of Accelerated Equity and Performance Value	Total
Termination for Cause or Resignation Without Good Reason	—	—	—	—	—	—	—
Termination without Cause or Resignation for Good Reason	$200,000	—	$6,520	—	—	$60,023	$266,543
Death or Disability	—	—	—	—	—	—	—

(1)	As indicated above, Dr. Myers’s employment agreement provides that he will be paid an amount equal to his base salary for a period of 6 months following the date of Termination Without Cause or his resignation for Good Reason. These amounts would be paid ratably over the 6 month-period in accordance with the Company’s pay practices.

Description of Actual Payments Upon Termination of Certain Executive Officers

Timothy E Murnane

In February 2010, we announced that we had eliminated the position of Chief Operating Officer and that, as a result, Mr. Murnane’s employment with the company was terminated effective February 23, 2010. Our Board of Directors concluded that Mr. Murnane’s termination was as a result of an elimination of his position and, therefore, was without “Cause” as defined in his employment agreement. As a result, pursuant to his employment agreement, Mr. Murnane will receive the following amounts as severance compensation (less applicable withholding taxes):

•	an amount equal to his base salary for a period of 12 months following February 23, 2010;

•	amounts due under our 2010 performance-based incentive plan, pro-rated through February 23, 2010, payable in February 2011;

•	continuation of insurance coverage for 12 months following February 23, 2010; and

•	twelve months of accelerated vesting on his equity awards.

A summary of the severance payments payable to Mr. Murnane have the following estimated values:

	Cash Severance	Bonus	Medical Continuation	Death Benefits	Disability Benefits	Value of Accelerated Equity and Performance Value (1)	Total
Resignation For Good Reason	$390,000	$32,500	$13,041	—	—	$39,432	$474,973

(1)	Mr. Murnane’s employment with the Company was terminated effective February 23, 2010. As a result, 9,900 shares subject to a restricted stock unit grant scheduled to vest on March 13, 2010 vested effective February 23, 2010. In addition, options exercisable for 76,380 shares and 2,500 shares subject to a different restricted stock unit grant originally scheduled to vest on August 10, 2010 accelerated and became exercisable effective February 23, 2010.

COMPENSATION COMMITTEE POLICIES AND PROCEDURES

The Compensation Committee of the Board of Directors currently consists of three members, each of whom meets the independence requirements of the listing standards of the Nasdaq Global Market and the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended. The roles and responsibilities of the Compensation Committee of our Board of Directors are set forth in the Charter of the Compensation Committee, which can be accessed at our website, www.nighthawkrad.net, under the heading Investor Relations. The Compensation Committee is charged with:

•

Annually reviewing and approving the compensation arrangements for our chief executive officer and the other senior executive officers, including: (a) the annual base salary, (b) the annual incentive bonus, including the specific goals and amount, (c) equity compensation, if any (d) employment agreements, severance arrangements, and change in control agreements/provisions, and (e) any other benefits, compensation, or arrangements.

•	Making recommendations to the Board with respect to incentive compensation plans.

•	Making recommendations to the Board with respect to outside director compensation.

Participation by Executive Management. The Compensation Committee generally seeks input from each of the executive officers when determining executive compensation. Although all deliberations and decisions regarding executive compensation are made without the presence of the executive management team, the Compensation Committee encourages a thoughtful and robust conversation regarding the amount and composition of executive compensation and welcomes input from each member of the executive management team.

Role of Compensation Consultants. In its ongoing deliberations regarding executive compensation, the Compensation Committee retained the executive compensation consulting firm Mercer to independently develop a competitive peer group and gather compensation data to enable the Company to perform analyses of competitive performance and compensation levels. The role of the consulting group was limited to developing a peer group and gathering data.

Compensation Policies and Practices Related to Risk Management. We believe our approach to quantitative and qualitative goal setting for our employees, our related setting of targets with payouts that scale across a range of levels of performance, along with our overall approach to the evaluation of performance, mitigates excessive risk-taking by our employees that could harm our value or reward poor judgment. Several features of our compensation programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Further, with respect to our incentive compensation programs, the profitability metric that determines payouts for our employees, adjusted EBITDA, is a firm-wide profitability metric, as opposed to a segment-focused profitability metric. This program design is based on our belief that applying company-wide metrics encourages decision-making that is in the best long-term interests of our organization and our shareholders as a whole. Finally, we believe our inclusion of equity award instruments with multi-year vesting schedules as part of our compensation program properly encourages our executives and managers to focus on creating long-term company and shareholder value.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below transactions and series of similar transactions, during 2009, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders.

It is our policy that all related party transactions in which the value of the transaction exceeds $10,000 be approved by either our Audit Committee or a majority of the disinterested members of our Board. We did not enter into any related party transaction in 2009 in which this policy was not followed.

Employment Arrangements and Indemnification Agreements

We have entered into employment arrangements with certain of our executive officers. See “Grants of Plan-Based Awards—Potential Payments upon Termination or Change in Control.”

We have also entered into indemnification agreements with each of our directors and executive officers. Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that we are required to indemnify our directors and our bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Registration Rights Agreement

In connection with their separation from the Company, we, Dr. Paul Berger and Mr. Jon Berger entered into a customary registration rights agreement, pursuant to which the Bergers are entitled to two demand registrations for shares of our common stock held by them.

2009 REPORT OF THE AUDIT COMMITTEE

In connection with the financial statements for the fiscal year ended December 31, 2009, the Audit Committee has:

(1) reviewed and discussed the audited financial statements with management,

(2) discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm (the “Auditors”), the matters required to be discussed by ASU 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T and

(3) received the written disclosure and letter from the Auditors the matters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission. The Board has approved this inclusion.

Respectfully submitted,

AUDIT COMMITTEE

Charles R. Bland, Chairman

David J. Brophy, Ph.D.

Jeff Terrill

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO ANY SUCH FILING.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Commission. Such officers, directors and 10% stockholders are also required by Commission rules to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we received, we believe that, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were satisfied.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy material in connection with the 2011 Annual Meeting of Stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8—Stockholder Proposals) and received by the Secretary of the Company on or before November 20, 2010.

OTHER MATTERS

The Board is not aware of any other matters to be presented at the Annual Meeting. If any other matter should properly come before the Annual Meeting, however, the enclosed Proxy Card confers discretionary authority with respect to such matter.

By Order of the Board of Directors,

Paul E. Cartee
Senior Vice President, General Counsel and Corporate Secretary

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting date.

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

INTERNET

http://www.proxyvoting.com/nhwk

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

70078

FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR Items 1 and 2.

Please mark your votes as indicated in this example

1. Election of Class I Directors

Nominees:

01 David M. Engert

02 Charles R. Bland

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

FOR ALL

WITHHOLD FOR ALL

*EXCEPTIONS

2. APPOINTMENT OF INDEPENDENT ACCOUNTANTS

FOR

AGAINST

ABSTAIN

If you plan to attend the Annual Meeting, please mark the WILL ATTEND box

WILL ATTEND

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Mark Here for Address Change or Comments SEE REVERSE

Signature

Signature

Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your NightHawk Radiology Holdings, Inc. account online.

Access your NightHawk Radiology Holdings, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for NightHawk Radiology Holdings, Inc., now makes it easy and convenient to get current information on your shareholder account.

View account status

View certificate history

View book-entry information

View payment history for dividends

Make address changes

Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://www.RRDEZProxy.com/2010/nighthawk

FOLD AND DETACH HERE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NIGHTHAWK RADIOLOGY HOLDINGS, INC.

The undersigned hereby appoints Mr. David M. Sankaran and Mr. Paul E. Cartee, Esq., and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of NightHawk Radiology Holdings, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held April 30, 2010, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

70078

NIGHTHAWK RADIOLOGY HOLDINGS, INC. ANNUAL MEETING TO BE HELD ON 04/30/10 AT 09:00 A.M. MST

FOR HOLDERS AS OF 03/03/10

*ISSUER CONFIRMATION COPY – INFO ONLY*

2

1-0001

THIS FORM IS PROVIDED FOR INFORMATIONAL

PURPOSES ONLY. PLEASE DO NOT USE IT FOR

VOTING PURPOSES.

65411N105

DIRECTORS

DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES 0010100

1 – 01-DAVID M. ENGERT, 02-CHARLES R. BLAND

PROPOSAL(S)

DIRECTORS RECOMMEND

2

-RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (INDEPENDENT AUDITORS)

FOR 0010200

*NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF

MATERIALS ELECTION

As of July 1, 2007, SEC rules permit companies to send you a Notice indicating that their proxy materials are available on the Internet and how you can request a mailed copy. Check the box to the right if you want to receive future proxy materials by mail at no cost to you. Even if you do not check the box, you will still have the right to request a free set of proxy materials upon receipt of a Notice.

VIF11H

FOLD AND DETACHED HERE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON 04/30/10 FOR NIGHTHAWK RADIOLOGY HOLDINGS, INC. THE FOLLOWING MATERIAL IS AVAILABLE AT WWW.PROXYVOTE.COM ***|**

-ANNUAL REPORT

-PROXY STATEMENT

2 -I

-S

DIRECTORS

(MARK “X” FOR ONLY ONE BOX)

FOR ALL NOMINEES

WITHHOLD ALL NOMINESS

WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) OF NOMINEE(S) BELOW.

USE NUMBER ONLY

FOR

AGAINST

ABSTAIN

PLEASE INDICATE YOUR PROPOSAL SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE NUMBERED BOX WITH BLUE OR BLACK INK

DO NOT USE

SEE VOTING INSTRUCTION NO. 2 ON REVERSE

DO NOT USE

A/C:

FOR

AGAINST

ABSTAIN

65411N105

DO NOT USE

DO NOT USE

DO NOT USE

PLACE “X” HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES AT THE MEETING

FOR

AGAINST

ABSTAIN BroadridgeTM

DO NOT USE

DO NOT USE

DO NOT USE

FOR

AGAINST

ABSTAIN

51 MERCEDES WAY EDGEWOOD NY 11717

DO NOT USE

DO NOT USE

DO NOT USE

FOR

AGAINST

ABSTAIN

DO NOT USE

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

ATTN: ACCOUNTS PAYABLE

601 FRONT AVENUE – STE 502

COEUR D’ALENE, ID 83814

DO NOT USE

FOLD AND DETACHED HERE

SIGNATURE

DATE

WCS 2-04

VOTING INSTRUCTIONS

TO OUR CLIENTS:

WE HAVE BEEN REQUESTED TO FORWARD TO YOU THE ENCLOSED PROXY MATERIAL RELATIVE TO SECURITIES HELD BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. ONLY WE AS THE HOLDER OF RECORD CAN VOTE SUCH SECURITIES. WE SHALL BE PLEASED TO VOTE YOUR SECURITIES IN ACCORDANCE WITH YOUR WISHES, IF YOU WILL EXECUTE THE FORM AND RETURN IT TO US PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IT IS UNDERSTOOD THAT IF YOU SIGN WITHOUT OTHERWISE MARKING THE FORM YOUR SECURITIES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE MEETING.

FOR THIS MEETING, THE EXTENT OF OUR AUTHORITY TO VOTE YOUR SECURITIES IN THE ABSENCE OF YOUR INSTRUCTIONS CAN BE DETERMINED BY REFERRING TO THE APPLICABLE VOTING INSTRUCTION NUMBER INDICATED ON THE FACE OF YOUR FORM.

FOR MARGIN ACCOUNTS, IN THE EVENT YOUR SECURITIES HAVE BEEN LOANED OVER RECORD DATE, THE NUMBER OF SECURITIES WE VOTE ON YOUR BEHALF HAS BEEN OR CAN BE ADJUSTED DOWNWARD.

PLEASE NOTE THAT UNDER A RULE AMENDMENT ADOPTED BY THE NEW YORK STOCK EXCHANGE FOR SHAREHOLDER MEETINGS HELD ON OR AFTER JANUARY 1, 2010, BROKERS ARE NO LONGER ALLOWED TO VOTE SECURITIES HELD IN THEIR CLIENTS’ ACCOUNTS ON UNCONTESTED ELECTIONS OF DIRECTORS UNLESS THE CLIENT HAS PROVIDED VOTING INSTRUCTIONS (IT WILL CONTINUE TO BE THE CASE THAT BROKERS CANNOT VOTE THEIR CLIENTS’ SECURITIES IN CONTESTED DIRECTOR ELECTIONS). CONSEQUENTLY, IF YOU WANT US TO VOTE YOUR SECURITIES ON YOUR BEHALF ON THE ELECTION OF DIRECTORS, YOU MUST PROVIDE VOTING INSTRUCTIONS TO US. VOTING ON MATTERS PRESENTED AT SHAREHOLDER MEETINGS, PARTICULARLY THE ELECTION OF DIRECTORS IS THE PRIMARY METHOD FOR SHAREHOLDERS TO INFLUENCE THE DIRECTION TAKEN BY A PUBLICLY-TRADED COMPANY. WE URGE YOU TO PARTICIPATE IN THE ELECTION BY RETURNING THE ENCLOSED VOTING INSTRUCTION FORM TO US WITH INSTRUCTIONS AS TO HOW TO VOTE YOUR SECURITIES IN THIS ELECTION.

IF YOUR SECURITIES ARE HELD BY A BROKER WHO IS A MEMBER OF THE NEW YORK STOCK EXCHANGE (NYSE), THE RULES OF THE NYSE WILL GUIDE THE VOTING PROCEDURES. THESE RULES PROVIDE THAT IF INSTRUCTIONS ARE NOT RECEIVED FROM YOU PRIOR TO THE ISSUANCE OF THE FIRST VOTE, THE PROXY MAY BE GIVEN AT DISCRETION OF YOUR BROKER (ON THE TENTH DAY, IF THE MATERIAL WAS MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE OR ON THE FIFTEENTH DAY, IF THE PROXY MATERIAL WAS MAILED 25 DAYS OR MORE PRIOR TO THE MEETING DATE). IN ORDER FOR YOUR BROKER TO EXERCISE THIS DISCRETIONARY AUTHORITY, PROXY MATERIAL WOULD NEED TO HAVE BEEN MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE,

AND ONE OR MORE OF THE MATTERS BEFORE THE MEETING MUST BE DEEMED “ROUTINE” IN NATURE ACCORDING TO NYSE GUIDELINES. IF THESE TWO REQUIREMENTS ARE MEET AND YOU HAVE NOT COMMUNICATED TO US PRIOR TO THE FIRST VOTE BEING ISSUED, WE MAY VOTE YOUR SECURITIES AT OUR DISCRETION ON ANY MATTERS DEEMED TO BE ROUTINE. WE WILL NEVERTHELESS FOLLOW YOUR INSTRUCTIONS, EVEN IF OUR DISCRETIONARY VOTE HAS ALREADY BEEN GIVEN, PROVIDED YOUR INSTRUCTIONS ARE RECEIVED PRIOR TO THE MEETING DATE.

THE FOLLOWING INSTRUCTIONS PROVIDE SPECIFICS REGARDING THE MEETING FOR WHICH THIS VOTING FORM APPLIES.

INSTRUCTION 1

ALL PROPOSALS FOR THIS MEETING ARE CONSIDERED “ROUTINE”. WE WILL VOTE IN OUR DISCRETION ON ALL PROPOSALS, IF YOUR INSTRUCTIONS ARE NOT RECEIVED.

IF YOUR SECURITIES ARE HELD BY A BANK, YOUR SECURITIES CANNOT BE VOTED WITHOUT YOUR SPECIFIC INSTRUCTIONS.

INSTRUCTION 2

IN ORDER FOR YOUR SECURITIES TO BE REPRESENTED AT THE MEETING ON ONE OR MORE MATTERS BEFORE THE MEETING, IT WILL BE NECESSARY FOR US TO HAVE YOUR SPECIFIC VOTING INSTRUCTIONS.

IF YOUR SECURITIES ARE HELD BY A BANK, YOUR SECURITIES CANNOT BE VOTED WITHOUT YOUR SPECIFIC INSTRUCTIONS

INSTRUCTION 3

IN ORDER FOR YOUR SECURITIES TO BE REPRESENTED AT THE MEETING, IT WILL BE NECESSARY FOR US TO HAVE YOUR SPECIFIC VOTING INSTRUCTIONS

INSTRUCTION 4

WE HAVE PREVIOUSLY SENT YOU PROXY SOLICITING

MATERIAL PERTAINING TO THE MEETING OF SHAREHOLDERS OF THE COMPANY INDICATED. ACCORDING TO OUR LATEST RECORDS, WE HAVE NOT AS OF YET RECEIVED YOUR VOTING INSTRUCTION ON THE MATTERS(S) TO BE CONSIDERED AT THIS MEETING AND THE COMPANY HAS REQUESTED US TO COMMUNICATE WITH YOU IN AN ENDEAVOR TO HAVE YOUR SECURITIES VOTED.

**IF YOU HOLD YOUR SECURITIES THROUGH A CANADIAN BROKER OR BANK, PLEASE BE ADVISED THAT YOU ARE RECEIVING THE VOTING INSTRUCTION FORM AND MEETING MATERIALS, AT THE DIRECTION OF THE ISSUER. EVEN IF YOU HAVE DECLINED TO RECEIVE SECURITY-HOLDER MATERIALS, A REPORTING ISSUER IS REQUIRED TO DELIVER THESE MATERIALS TO YOU. IF YOU HAVE ADVISED YOUR INTERMEDIARY THAT YOU OBJECT TO THE DISCLOSURE OF YOUR BENEFICIAL OWNERSHIP INFORMATION TO THE REPORTING ISSUER, IT IS OUR RESPONSIBILITY TO DELIVER THESE MATERIALS TO YOU ON BEHALF OF THE REPORTING ISSUER.

THESE MATERIALS ARE BEING SENT AT NO COST TO YOU.

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P.O. Box 9138

WRONG WAY

Proxy Services

P.O. Box 9138

Farmingdale NY 11735-9585